Exhibit 4.6

Notice of Annual Meeting

and Special Meeting of Shareholders

and Management Information Circular

March 25, 2025

BOYD GROUP SERVICES INC.

NOTICE OF ANNUAL MEETING AND SPECIAL MEETING

OF SHAREHOLDERS

TO BE HELD MAY 14, 2025

NOTICE IS HEREBY GIVEN that the annual meeting and special meeting (“Meeting”) of the holders of common shares (“Shareholders”) of Boyd Group Services Inc. (“BGSI”) will be held as a virtual shareholders’ meeting via live audio webcast online at www.virtualshareholdermeeting.com/BOYD2025 on Wednesday, May 14, 2025 at 1:00 p.m. CT for the following purposes:

1.	to receive the consolidated financial statements of BGSI for the year ended December 31, 2024 and the Auditor’s Report thereon;

2.	to fix the number of Directors at nine;

3.	to appoint Directors for the ensuing year;

4.	to appoint auditors for the ensuing year and authorize the Board of Directors to fix their remuneration;

5.	to vote on an advisory resolution on BGSI’s approach to executive compensation;

6.

to consider and, if thought advisable, to pass, with or without variation, an ordinary resolution, the full text of which is set out in Appendix II to this Information Circular, approving the Amended and Restated Long-Term Incentive Plan; and

7.	to transact such other business as may properly come before the Meeting, or any adjournment thereof.

A Shareholder may attend the Meeting virtually or may be represented at the Meeting by proxy. We encourage Shareholders to vote by completing and submitting the enclosed form of proxy. To be used at the Meeting, proxies must be returned to Broadridge Investor Communications Corporation, c/o Data Processing Centre, P.O. Box 3700 STN Industrial Park, Markham, ON L3R 9Z9, or via Phone: 1-800-474-7493 (English) or 1-800-474-7501 (French), or by Internet voting at www.proxyvote.com, at least 24 hours prior to the Meeting or any adjournment thereof.

Registered Shareholders and duly appointed proxyholders (including Beneficial Shareholders who have appointed themselves as proxyholders) will be able to listen to the Meeting, ask questions and vote at the Meeting online in real time.

Beneficial Shareholders who do not appoint themselves as proxyholders may still access the Meeting and will be able to ask questions; however, will not be able to vote during the Meeting. Others wishing to attend the Meeting as guests will be able to listen to the Meeting but will not be entitled to ask questions or to vote during the Meeting.

DATED at Winnipeg, Manitoba this 25th day of March, 2025.

By Order of the Board of Directors.

BOYD GROUP SERVICES INC.

(signed)

Per: Jeff Murray Secretary-Treasurer

Management Information Circular

March 25, 2025

BOYD GROUP SERVICES INC.

MANAGEMENT INFORMATION CIRCULAR

APPENDIX I	94

APPENDIX II	97

BOYD GROUP SERVICES INC.

PROXIES

Attendance and Voting at the Virtual Meeting

Shareholders of Boyd Group Services Inc. (“BGSI”) may attend the Meeting virtually using an internet connected device such as a laptop, computer, tablet or mobile phone and the meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. BGSI has determined to hold this year’s Meeting virtually in order to facilitate participation by the broadest possible cross section of shareholders, regardless of their physical location. Virtual meeting technology affords all participants, regardless of physical location, an equal opportunity to participate in the Meeting. Participants may listen to the proceedings, ask questions and submit votes, all in real-time.

The steps that shareholders will need to follow to access the Meeting will depend on whether they are Registered Shareholders or Beneficial Shareholders. You are a Registered Shareholder if your name appears on your share certificate. You are a Beneficial Shareholder if your bank, trust company, securities broker, trustee or other financial institution holds your common shares of BGSI (“Shares”) on your behalf. Please read and follow the applicable instructions below carefully.

Registered Shareholders

If you are a Registered Shareholder, Broadridge Investor Communications Corporation (“Broadridge”) will have sent you a form of proxy. Registered Shareholders planning to access and vote at the Meeting need not complete the form of proxy or return it to Broadridge since you will be accessing and voting at the Meeting during the live webcast. If you are planning to access the Meeting, your form of proxy will be required in order for you to complete the instructions below, which must be followed very carefully:

1.	Log into www.virtualshareholdermeeting.com/BOYD2025 at least 15 minutes before the Meeting starts. You should allow ample time to check into the virtual meeting and to complete the related procedures.

2.	Enter your 16-digit control number into the Shareholder Login section (your control number is located on your proxy form) and click on “Join Meeting”.
3.	Follow the instructions to access the Meeting and vote when prompted.

Even if you currently plan to access the Meeting, you should consider voting your Shares by proxy in advance so that your vote will be counted if you later decide not to attend the Meeting or in the event that you are unable to access the Meeting for any reason. If you access and vote on any matter at the Meeting during the live webcast, then you will revoke any previously submitted proxy.

If you are a Registered Shareholder and have appointed a proxyholder other than the persons designated in the proxy form to act on your behalf at the Meeting, you must appoint them as proxyholder as described below under the heading “Designating an Appointee”, by providing an “Appointee Name” and designating an 8-character “Appointee Identification Number”. Please note that these steps must be completed prior to the proxy deadline (defined below) or your appointee will not be able to vote your Shares at the Meeting.

Beneficial Shareholders

Beneficial Shareholders wishing to access and vote at the Meeting during the live webcast can do so as follows:

1.

Appoint yourself as proxyholder as described below under the heading “Designating an Appointee”, by providing an “Appointee Name” and designating an 8-character “Appointee Identification Number”. Please note that these steps must be completed prior to the proxy deadline (defined below) or you will not be able to vote your Shares at the Meeting during the live webcast.

2.	Follow the instructions below for proxyholders to log in and vote at the Meeting.

In the event that the proxy deadline is waived by BGSI prior to the Meeting, all Beneficial Shareholders will be able to access and vote at the Meeting during the live webcast in the same manner as for Registered Shareholders described above except that your 16-digit control number will be located on your voting information form or form of proxy. In that case, if you have previously provided voting instructions or appointed another person to vote on your behalf and you choose to access and vote on any matter at the Meeting during the live webcast, then you will revoke all prior voting instructions or appointments. If you do not wish to revoke your prior instructions or appointments, you will still be able to access the Meeting virtually and you will be able ask questions.

You should not assume that the proxy deadline will be waived in whole or in part, and you should vote prior to the Meeting or appoint yourself or another person to vote on your behalf at the Meeting prior to the proxy deadline to ensure your vote is counted at the Meeting.

A Beneficial Shareholder wishing to access the Meeting without voting during the live webcast – for example, because you have provided voting instructions prior to the Meeting or appointed another person to vote on your behalf at the Meeting – can access the Meeting in the same manner as for Registered Shareholders described above using the 16-digit control number located on your voting information form or form of proxy. You will be able to ask questions if you access the Meeting in this manner.

Proxyholders

If you have been appointed as proxyholder for a Registered Shareholder or Beneficial Shareholder (or you are a Beneficial Shareholder who has appointed themselves as proxyholder), you can access and vote at the Meeting during the live webcast as follows:

1.	Log into www.virtualshareholdermeeting.com/BOYD2025 at least 15 minutes before the Meeting starts. You should allow ample time to check into the virtual meeting and to complete the related procedures.
2.

Enter the Appointee Name and Appointee Identification Number under the Proxyholder/Appointee login section exactly as it was provided to Broadridge by the shareholder who appointed you as proxyholder and click on “Join Meeting”. If this information is not provided to you by such shareholder, or if you do not enter it exactly as that shareholder provided it to Broadridge, you will not be able to access the Meeting or vote on their behalf during the live webcast. If you have been appointed as proxyholder for more than one shareholder, you will be asked to enter the Appointee Name and Appointee Identification Number for each separate shareholder in order to vote the applicable Shares on their behalf at the Meeting.

3.	Follow the instructions to access the Meeting and vote when prompted.

All shareholders must provide the Appointee Name and Appointee Identification Number to their appointed proxyholder exactly as they provided it to Broadridge online at

www.proxyvote.com or on their voting information form or form of proxy in order for their proxyholder to access and vote their Shares at the Meeting during the live webcast.

Proxyholders who have forgotten or misplaced the applicable Appointee Name and Appointee Identification Number should contact the shareholder who appointed them as quickly as possible.

If that shareholder has forgotten or misplaced the applicable Appointee Name and Appointee Identification Number, they should follow the steps described under the heading “Attendance and Voting at the Virtual Meeting – Beneficial Shareholders” as quickly as possible.

Designating an Appointee

If you are a Registered Shareholder and wish to appoint a proxyholder other than the persons designated in the proxy form to participate virtually in the Meeting or if you are a Beneficial Shareholder and wish to appoint yourself as proxyholder, you must follow the additional instructions on your voting instruction form or form of proxy very carefully, including:

a.

Inserting an ‘‘Appointee Name’’ and designating an 8-character ‘‘Appointee Identification Number’’ online at www.proxyvote.com or in the spaces provided on your form of proxy or voting information form; and

b.

If you have appointed someone other than yourself to access and vote at the Meeting on your behalf, informing your appointed proxyholder of the exact Appointee Name and 8-character Appointee Identification Number prior to the Meeting.

You are encouraged to appoint your proxyholder online at www.proxyvote.com in accordance with the instructions on the voting instruction form or form of proxy as this will reduce the risk of any mail disruptions and will allow you to share the Appointee Name and Appointee Identification Number you have created with your appointed proxyholder more easily. You may also complete and return your form of proxy by following the instructions on your voting instruction form or form of proxy.

Please note that if you wish to appoint a person as your proxyholder other than the persons designated in the proxy form and you do not designate the Appointee Name and Appointee Identification Number as required when completing your appointment online or on your voting instruction form or form of proxy or if you do not provide the exact Appointee Name and Appointee Identification Number to that other person, that other person will not be able to access the Meeting and vote on your behalf.

Asking Questions at the Virtual Meeting

BGSI believes that the ability to participate in the Meeting in a meaningful way, including asking questions, remains important for those accessing this year’s Meeting virtually. Registered Shareholders and duly appointed proxyholders (including Beneficial Shareholders who have appointed themselves as proxyholders) will have an opportunity to ask questions at the Meeting, making motions and raise procedural questions in writing by sending a message to the chair of the Meeting online through the virtual meeting platform. It is anticipated that shareholders will have substantially the same opportunity to ask questions on matters of business at the Meeting as in past years when the annual shareholders’ meeting was held in person.

Questions for the Meeting may be submitted before the Meeting using the following email address: agm@boydgroup.com.

The chair of the Meeting and other members of BGSI management present will answer questions relating to matters to be voted on before a vote is held on each matter, if applicable. General questions will be addressed during a question and answer period following the conclusion of the Meeting. In order for as many questions as possible to be answered, Registered Shareholders and duly appointed proxyholders (including Beneficial Shareholders who have appointed themselves as proxyholders) are asked to be brief and concise and to address only one topic per question. Questions from multiple Registered Shareholders and proxyholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

All shareholder questions are welcome. However, we do not intend to address questions that:

•	Are irrelevant to the business of the Meeting or to BGSI’s operations;

•	Are related to personal grievances;

•	Are related to non-public information about BGSI;

•	Constitute derogatory references to individuals or that are otherwise offensive to third parties;

•	Are repetitious or have already been asked by other shareholders;

•	Are in furtherance of a shareholder’s personal or business interest; or

•	Are out of order or not otherwise appropriate as determined by the chair or secretary of the Meeting in their reasonable judgment.

The chair of the Meeting has broad authority to conduct the Meeting in an orderly manner. To ensure the Meeting is conducted in a manner that is fair to all shareholders, the chair of the Meeting may exercise broad discretion with respect to, for example, the order in which questions are asked and the amount of time devoted to any one question. BGSI will do its best to respond to questions during the Meeting. After the Meeting BGSI will follow up on any questions not answered during the Meeting with the shareholder or proxyholder as appropriate, to the extent contact details have been provided.

Difficulties Accessing the Virtual Meeting

If you have questions regarding the Meeting portal or require assistance accessing the Meeting website, you may call Broadridge’s technical support line listed on the www.virtualshareholdermeeting.com/BOYD2025 meeting website on the day of the Meeting.

If you are accessing the Meeting you must remain connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure internet connectivity for the duration of the Meeting. Note that if you lose connectivity once the Meeting has commenced, there may be insufficient time to resolve your issue before ballot voting is completed. Therefore, even if you currently plan to access the Meeting and vote during the live webcast, you should consider voting your Shares in advance or by proxy so that your vote will be counted in the event you experience any technical difficulties or are otherwise unable to access the Meeting.

Attending the Meeting as a Guest

If you wish to access the virtual Meeting as a guest, you can log into the Meeting as set out below. Note that guests will be able to listen to the Meeting but will not be able to ask questions or vote. Please read and follow the instructions below carefully.

1.	Log into www.virtualshareholdermeeting.com/BOYD2025 at least 15 minutes before the Meeting starts. You should allow ample time to check into the virtual meeting and to complete the related procedures.
2.	Complete the GUEST LOGIN section and click on “Join Meeting”.

Solicitation of Proxies

This Management Information Circular is provided in connection with the solicitation by management of BGSI of proxies to be used at the Meeting of Shareholders to be held on Wednesday, May 14, 2025 at 1:00 p.m. (CT) at www.virtualshareholdermeeting.com/BOYD2025 and for any adjournment thereof.

The solicitation of proxies will be made primarily by mail but proxies may also be solicited by officers, directors, employees or agents of BGSI personally, in writing or by telephone. Unless otherwise stated, the information provided in this Management Information Circular is given as at March 25, 2025. Except as noted below, the total cost of the solicitation will be borne by BGSI.

Proxy materials are being sent to Registered Shareholders directly and in the case of Beneficial Shareholders will be sent to the bank, trust company, securities broker, trustee or other financial institution acting on the Beneficial Owner’s behalf, or its agent, for forwarding to all Beneficial Shareholders. BGSI does not pay for the cost of forwarding proxy materials to Beneficial Shareholders who are objecting beneficial owners (as defined under applicable securities laws) and such Beneficial Owners will not receive the materials unless the intermediary acting on their behalf assumes the costs of delivery.

Appointment and Revocation of Proxies

A form of proxy or voting instruction form is enclosed. The persons designated in the form of proxy as proxyholders are management of BGSI and have indicated their willingness to represent, as proxyholders, the persons who appoint them. You are strongly encouraged to sign, date and return the form of proxy or voting instruction form in the envelope provided or to vote online or by telephone by following the instructions on your form of proxy or voting instruction form. By submitting a form of proxy or voting instruction form (or by voting online or by telephone) a Shareholder’s Shares will be represented at the Meeting and its wishes on matters for decision at the Meeting will be made known to the Board of Directors and management of BGSI.

Each person who is a Shareholder is entitled to appoint a person or company (who need not be a Shareholder) other than the persons designated in the form of proxy to represent the Shareholder at the Meeting. That right may be exercised by:

a.

Inserting an ‘‘Appointee Name’’ and designating an 8-character ‘‘Appointee Identification Number’’ online at www.proxyvote.com or in the spaces provided on your form of proxy or voting information form; and

b.

If you have appointed someone other than yourself to access and vote at the Meeting on your behalf, informing your appointed proxyholder of the exact Appointee Name and 8-character Appointee Identification Number prior to the Meeting.

A form of proxy will not be valid for the Meeting or any adjournment thereof unless it is completed and delivered to Broadridge, c/o Data Processing Centre, P.O. Box 3700 STN Industrial Park, Markham, ON L3R 9Z9, or via Phone: 1-800-474-7493 (English) or 1-800-474-7501 (French), or by Internet voting at www.proxyvote.com, no later than 1:00 p.m. CT on May 13, 2025 or at least 24 hours (excluding Saturdays, Sundays and Canadian statutory holidays) prior to any adjournment of the Meeting. Beneficial Owners should provide their voting instructions by the deadline provided by their intermediary, which is typically at least one day in advance of such date to enable the bank, trust company, securities broker, trustee or other financial institution holding Shares on their behalf to act upon them prior to the proxy deadline.

A Registered Shareholder who has given a proxy may revoke it by depositing with Broadridge c/o Data Processing Centre, P.O. Box 3700 STN Industrial Park, Markham, ON L3R 9Z9, or via Phone: 1-800-474-7493 (English) or 1-800-474-7501 (French), another form of proxy bearing a later date or a revocation of proxy, signed by the Shareholder, or an attorney of the Shareholder authorized in writing, prior to the close of business on the last business day prior to the Meeting or any adjournment thereof. A Shareholder will be bound by any vote that may have been registered by a duly appointed proxy prior to any revocation of that proxy in the manner described above. Any votes cast by online ballot at the Meeting by registered Shareholders or duly appointed proxyholders will revoke any previously submitted proxy.

Beneficial Shareholders who have given voting instructions may revoke their instructions by providing new voting instructions, provided that such new voting instructions may not be effective unless they are provided sufficiently early that the bank, trust company, securities broker, trustee or other financial institution holding Shares on their behalf is able to act upon them prior to the proxy deadline.

Instructions received after the voting deadline may only be effective to revoke your previous voting instructions. BGSI reserves the right to waive the proxy deadline in whole or in part but is under no obligation to do so. You should not assume that the proxy deadline will be waived.

Voting of Proxies

On any ballot that may be called at the Meeting or any adjournment thereof, the form of proxy provides that the persons designated in the form of proxy by BGSI or otherwise by you will vote all Shares for or against, or will withhold from voting them in accordance with the instruction given with respect to each resolution expressly set out in the form of proxy. If instruction is not given with respect to any such matter, the person designated in the form of proxy by BGSI will vote FOR such matter.

The form of proxy confers discretionary authority upon the persons appointed therein with respect to amendments and variations to matters identified in the Notice of Annual Meeting and Special Meeting and Information Circular and with respect to any other matters which may properly come before the Meeting. The Shares represented by the proxy will be voted on such matters, in the discretion of and in accordance with the best judgment of the person voting such Shares. As of the date of this Information Circular, management of BGSI knows of no matters to come before the Meeting other than the matters identified in the Notice of Annual Meeting and Special Meeting and Information Circular. If any matters which are not now known should properly come before the Meeting, the persons designated in the proxy will vote on such matters in their discretion, in accordance with their best judgment.

Unless otherwise noted herein, a simple majority of the votes cast at the Meeting, whether by proxy or otherwise, will constitute approval of any matter submitted to a vote.

Record Date and Entitlement to Vote

BGSI will prepare, as at the close of business on March 25, 2025 (the “Record Date”), a list of the Registered Shareholders entitled to receive the Notice of Annual Meeting and Special Meeting of Shareholders and Management Information Circular and the number of Shares held by each such Shareholder. A holder of Shares named in the list is entitled to vote the Shares shown opposite such Shareholder’s name at the Meeting, except to the extent that such Shareholder has transferred the ownership of any Shares after March 25, 2025 and the transferee of those Shares establishes ownership of the

Shares and demands, not later than 10 days before the Meeting, that the transferee’s name be included in the list of Shareholders before the Meeting, in which case the transferee is entitled to vote such Shares at the Meeting or any adjournment thereof.

On March 25, 2025, 21,467,807 Shares of BGSI were issued and outstanding. Each Share entitles the holder thereof to one vote.

Quorum

A quorum for the Meeting requires at least two (2) Shareholders, one of whom shall be, or be representing, a Canadian, and holding or representing by proxy not less than 25% of all issued and outstanding Shares entitled to vote at such meeting.

Principal Holders of Shares

To the best of the knowledge of the Directors and executive officers of BGSI, the following persons or corporations beneficially own, directly or indirectly, or exercise control or direction over, Shares carrying 10% or more of the voting rights attached to the Shares:

Name	Number of Shares beneficially owned, or controlled or directed, directly or indirectly	Approximate percentage of total Shares
FFIL Limited; and Fidelity Investments Canada ULC; (collectively called “FIL Limited”)[1]	2,377,943	11.07%

1 See Form 62-103F3 (Alternative Monthly Report) filed by FIL Limited on www.sedarplus.ca on September 10, 2024.

BUSINESS OF THE ANNUAL MEETING AND SPECIAL MEETING

Each of the matters to be voted on by Shareholders is subject to approval by a majority vote of Shareholders at the meeting.

NUMBER OF DIRECTORS

The Articles of Incorporation of BGSI (“Articles”) provide for a minimum of three (3) Directors and a maximum of fifteen (15) Directors. It is proposed that the Board of Directors of BGSI be fixed at nine (9) Directors. The persons designated in the proxy form intend to vote FOR the approval of the resolution to fix the number of Directors at nine (9), unless instructed otherwise.

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine (9) Directors with eight (8) standing for re- election. On March 18, 2025, the Board of Directors fixed by resolution the number of Directors to be nominated at nine (9). In addition to the eight (8) current Directors standing for re-election, Mr. Brian Kaner has agreed to stand for election as a new Director.

The By-Laws of BGSI require that at least 25% of the Directors of BGSI be resident Canadians. Upon the nine Directors standing for election at the Meeting being elected, five (or 56%) would be resident Canadians within the meaning of the Canada Business Corporations Act (the “CBCA”).

Directors can be reappointed or replaced every year as may be determined by a majority of votes cast at the Meeting of the Shareholders. Each Director elected at the Meeting shall hold office until the close of the next annual meeting of Shareholders or until a successor has been elected or appointed or until they otherwise cease to hold office in accordance with the Articles or By-Laws.

On August 31, 2022, amendments to the CBCA and the Canada Business Corporation Regulations, 2001 came into force which impact how directors of CBCA corporations with publicly traded securities are elected. As a result of these amendments directors are not considered elected unless they receive more votes for their election than against at an uncontested meeting. Consequently, on November 8, 2022 BGSI repealed its majority voting policy which was no longer necessary in light of the CBCA amendments.

The persons designated in the form of proxy, unless instructed otherwise, intend to vote FOR the nominees shown in the following tables.

The following table sets forth the result of the vote for the election of Directors of BGSI held at the 2024 annual meeting of BGSI which was held as a virtual shareholders’ meeting on May 15, 2024:

Nominee	Votes For	%	Against	%

DAVID BROWN	18,227,916	97.86%	397,806	2.14%

BROCK BULBUCK	18,433,989	98.97%	191,733	1.03%

ROBERT ESPEY	18,315,128	98.33%	310,593	1.67%

CHRISTINE FEUELL	18,565,296	99.68%	60,426	0.32%

ROBERT GROSS[2]	18,423,154	98.91%	202,568	1.09%

JOHN HARTMANN	18,408,272	98.83%	217,450	1.17%

VIOLET KONKLE	18,519,650	99.43%	106,072	0.57%

TIMOTHY O’DAY	18,445,688	99.03%	180,034	0.97%

WILLIAM ONUWA	17,726,266	95.17%	899,455	4.83%

SALLY SAVOIA	18,274,500	98.11%	351,221	1.89%

2 Robert Gross served as a member of the Board of Directors and the People, Culture and Compensation Committee until his passing on November 18, 2024.

The following tables show the name and background of each nominee, including present principal occupation. Unless otherwise indicated, each nominee has been engaged for the past five years in the specified present principal occupations or in other executive capacities with the companies or firms referred to, or with affiliates or predecessors thereof. The tables also include the year in which each nominee first became a Trustee of Boyd Group Income Fund, BGSI’s predecessor (the “Fund” or “BGIF”) and a Director of BGSI. All Trustees of the Fund became Directors of BGSI on September 19, 2019. In addition, the tables show the number of Shares, director deferred share units, restricted share units and performance share units that each nominee beneficially owns, or exercises control or direction over, directly or indirectly, as at the date of this Information Circular. The information as to Shares owned beneficially, or over which the nominees exercise control or direction, has been furnished to BGSI by the nominees. The total value of each nominee’s Shares, director deferred share units, restricted share units and performance share units is based on the closing price of the Shares of BGSI on the TSX as of the date of the Information Circular. Throughout this Circular, all amounts are in United States dollars unless otherwise indicated. All references to C$ are to Canadian dollars.

DAVID BROWN Manitoba, Canada Joined the Board of BGSI on September 19, 2019 Joined the Board of BGIF on June 25, 2012 Age: 65 Status: Independent

Mr. Brown is an Executive Vice-President of Richardson Financial Group Limited and a Managing Director of RBM Capital Limited (a private investment firm). He was previously the CEO of Richardson Capital Limited, a private equity arm of James Richardson & Sons, Limited, the Corporate Secretary of James Richardson & Sons, Limited, and a partner in the independent legal and accounting firm of Gray & Brown.

Mr. Brown has considerable experience in private equity investment and management, senior management and in advising and working with family businesses in the areas of taxation, mergers, acquisitions, divestitures, corporate reorganizations, financings, management, ownership transitions and estate planning. Mr. Brown also has considerable public company experience. He currently serves as the Independent Chair of the Board of BGSI and serves as a director and Chair of the Audit Committee of Pollard Banknote Limited, and a director of RF Capital Group Inc. He previously served on the Manitoba Hydro-Electric Board. He has served various Manitoba charities including acting as a director of the Misericordia Hospital and Pavilion Gallery Museum Inc. and as Co-chair of Major Donors for the Children’s Hospital Foundation’s Capital Campaign. He is a graduate of the University of Manitoba law school (gold medalist) and a Chartered Professional Accountant.

	Board / Committee Membership[3]					Meeting Attendance in 2024
	Board					4 of 4	100%
	Other Current Public Company Directorships
	RF Capital Group Inc.					May 2014 – present
	Pollard Banknote Limited					May 2017 – present
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred Share Units	Total Value[4]	Ownership Requirement[5]	% of Target Met
	2024	5,332	7,158	$1,796,337	$577,088	100%
	2023	5,332	6,396	$2,474,399	$607,365	100%
	Voting Results for 2024 Annual Shareholders Meeting
	Votes For					18,227,916	97.86%
	Votes Withheld					397,806	2.14%

3 David Brown is an ex-officio member of all committees and generally attends all committee meetings.

4 The table shows the number of shares, director deferred share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

5 The ownership requirement has been translated to USD based on the closing rate on March 25, 2025 of 0.6995 (March 25, 2024 - 0.7362).

BROCK BULBUCK Manitoba, Canada Joined the Board of BGSI on September 19, 2019 Joined the Board of BGIF on December 16, 2002 Age: 65 Status: Non- Independent[6]

Mr. Bulbuck served as Executive Chair of BGSI from 2020 to 2021. Prior to this role, Mr. Bulbuck served as Chief Executive Officer from 2010 to 2020. After joining Boyd in 1993, Mr. Bulbuck served in many senior leadership roles and played a leading role in the overall development and growth of the business. Mr. Bulbuck also serves as a Director and Independent Chair of the Board of The North West Company. He is also a past Chairperson of the Winnipeg Football Club Board of Directors, a past member of the Canadian Football League Board of Governors and a current Director of the Pan Am Clinic Foundation. Mr. Bulbuck has a Bachelor of Commerce (Honors) degree from the University of Manitoba and is a Chartered Professional Accountant.

	Board / Committee Membership						Meeting Attendance in 2024
	Board						4 of 4	100%
	Other Current Public Company Directorships
	The North West Company Inc[7]						March 2018 - present
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred and Performance Share Units[8]	Restricted Share Units	Total Value[9]	Ownership Requirement[10]	% of Target Met
	2024	10,943	1,463	—	$1,784,209	$367,238	100%
	2023	10,943	1,905	202	$2,753,288	$386,505	100%
	Voting Results for 2024 Annual Shareholders Meeting
	Votes For						$18,433,989	98.97%
	Votes Withheld						191,733	1.03%

6 The Board has determined that Mr. Brock Bulbuck could be considered to be independent for purposes of applicable Canadian securities laws. However, as a matter of good governance and to allow for a further cooling-off period following the end of Mr. Bulbuck’s service as BGSI’s Executive Chair, the Board has nonetheless determined to consider Mr. Bulbuck to be non-independent at this time. The Board intends to revisit this position and the associated analysis as part of its normal annual determination regarding the independence of the individuals nominated for service on the Board.

7 Both Ms. Violet Konkle and Mr. Brock Bulbuck sit on the Board of Directors of The North West Company. BGSI’s Board of Directors does not believe that this relationship impacts the ability of these Directors to act in BGSI’s best interests.

8 Performance share units include amounts granted not yet vested.

9 The table shows the number of shares, director deferred share units, performance share units, and restricted share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

10 The ownership requirement has been translated to USD based on the closing rate on March 25, 2025 of 0.6995 (March 25, 2024 - 0.7362).

ROBERT ESPEY Alberta, Canada Joined the Board of BGSI on May 12, 2021 Age: 59 Status: Independent

Mr. Espey was appointed President and Chief Executive Officer in 2011 of Parkland Corporation (“Parkland”) and has successfully led the transformation of Parkland from a Western Canadian regional independent into a leading international consolidator of convenience retail and fuel marketing businesses with operations in 25 countries. Under Mr. Espey’s leadership, and in addition to a network of over 4,000 retail locations, Parkland is a leader in manufacturing low carbon fuels and is rapidly building an ultrafast electric vehicle charging network to serve growing demand in select markets. Mr. Espey has overseen over 60 acquisitions, including of Chevron Canada’s convenience retail and downstream fuel business, the Ultramar retail business from CST brands, the expansion of Parkland into the U.S., and in January 2019 the addition of the Sol which expanded Parkland’s operations into the Caribbean region. Previously, Mr. Espey served as Chief Operating Officer from 2010 to 2011, and Vice President, Retail Markets from 2008 to 2010. Prior to joining Parkland, Mr. Espey held a variety of senior management roles across a diverse group of industry sectors, both internationally and domestically, including as President and Chief Executive Officer of FisherCast Global Corporation. Mr. Espey holds a Bachelor of Engineering (Mechanical) from Royal Military College and a Masters in Business Administration from the University of Western Ontario. Mr. Espey is a senior advisor to Enzinc, an advanced developer of metal air battery technology, a member of the Board of Directors of Parkland Corporation and past Chair of the Canadian Fuels Association.

	Board / Committee Membership					Meeting Attendance in 2024
	Board					4 of 4	100%
	Governance & Sustainability Committee					4 of 4	100%
	Other Current Public Company Directorships
	Parkland Corporation					May 2011 - present
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred Share Units	Total Value[11]	Ownership Requirement[12]	% of Target Met
	2024	1,350	2,865	$606,134	$367,238	100%
	2023	950	2,029	$628,601	$386,505	100%
	Voting Results for 2024 Annual Shareholders Meeting
	Votes For					18,315,128	98.33%
	Votes Withheld					310,593	1.67%

11 The table shows the number of shares and director deferred share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

12 The ownership requirement has been translated to USD based on the closing rate on March 25, 2025 of 0.6995 (March 25, 2024 - 0.7362).

CHRISTINE FEUELL Michigan, United States Joined the Board of BGSI on May 10, 2023 Age: 61 Status: Independent

Ms. Feuell has nearly 30 years of career experience transforming brands and business units to deliver strong customer value and profitable growth in the automotive, supply chain automation and building technologies industries. Ms. Feuell’s automotive industry experiences include OEMs (Ford, Stellantis) and Tier 1 Suppliers (Johnson Controls, Adient) in which she created and launched innovative products, technologies and services for the OEM and Aftermarket Channels. Ms. Feuell is currently the CEO for Chrysler and Alfa Romeo. Since 2021, she has been serving as CEO, Chrysler Brand at Stellantis, a leading global automotive mobility and technology leader, where she is transforming the Chrysler brand to full-electrification and delivering break-through seamlessly connected technologies and experiences. Prior to her role at Chrysler, Ms. Feuell was the Chief Commercial Officer at Honeywell, where she was responsible for creating and delivering advanced automation software and technology solutions for E-Commerce, Retail, Logistics, Health and Pharma industries.Ms. Feuell also serves as an Advisory Board Member for the Michigan State University Broad School of Business, Board Director for Friends of the Children Detroit Chapter Non-Profit, and is a champion for diversity and mentoring programs at Stellantis, Michigan State and her local communities. Ms. Feuell is the Executive Sponsor for the Women of Stellantis and Diversibilities Business Resource Groups.

	Board / Committee Membership					Meeting Attendance in 2024
	Board					4 of 4	100%
	Audit Committee					4 of 4	100%
	Other Current Public Company Directorships
	None
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred Share Units	Total Value[13]	Ownership Requirement[14]	% of Target Met
	2024	—	1,390	$199,874	$525,000	38%
	2023	—	584	$123,218	$525,000	23%
	Voting Results for 2024 Annual Shareholders Meeting
	Votes For					18,565,296	99.68%
	Votes Withheld					60,426	0.32%

JOHN HARTMANN New Jersey, United States Joined the Board of BGSI on June 29, 2020 Age: 61 Status: Independent

Mr. Hartmann currently serves on the Boards of Franchise Group, Inc., a private holding company which owns The Vitamin Shoppe, Pet Supplies Plus and Buddy’s Home Furnishings; and Ascend Wellness Holdings Inc., a U.S. publicly listed company, where he was previously Chief Executive Officer. Mr. Hartmann is the former President of buybuyBaby and COO of Bed Bath & Beyond from 2020 to 2022. Previously, from 2013-2020, he was the President & Chief Executive Officer at True Value Company, a privately owned U.S. hardware wholesaler and manufacturer. Mr. Hartmann also led New Zealand-based Mitre 10 as Chief Executive Officer from 2010 to 2013, and held various executive positions at HD Supply, The Home Depot, and Cardinal Health. Prior to his corporate career, he served as a special agent of the Federal Bureau of Investigation. Mr. Hartmann previously served on the Board and Audit Committee of AmeriGas, prior to UGI’s acquisition, and Board of HD Supply.

	Board / Committee Membership					Meeting Attendance in 2023
	Board					4 of 4	100%
	Audit Committee					4 of 4	100%
	People, Culture and Compensation Committee					4 of 4	100%
	Other Current Public Company Directorships
	None
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred Share Units	Total Value[15]	Ownership Requirement[16]	% of Target Met
	2024	—	2,720	$391,116	$525,000	74%
	2023	—	2,025	$427,296	$525,000	81%
	Voting Results for 2024 Annual Shareholders Meeting
	Votes For					18,408,272	98.83%
	Votes Withheld					217,450	1.17%

13 The table shows the number of share and director deferred share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

14 A Director has 5 years from the date of appointment to the Board to meet the ownership requirements. As such, Christine Feuell will have until 2028 to meet the ownership requirement.

15 The table shows the number of shares and director deferred share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

16 A Director has 5 years from the date of the appointment to the Board to meet the ownership requirements. As such, John Hartmann will have until 2025 to meet the ownership requirement.

BRIAN KANER Indiana, United States Standing for initial election to the Board of BGSI on May 14, 2025 Age: 51 Status: Non-Independent

Mr. Kaner joined Boyd Group Services Inc. in October 2022 as Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business. Mr. Kaner had responsibility for Boyd’s collision operations in both the United States and Canada. On August 7, 2024, Mr Kaner was appointed as President and Chief Operating Officer. In his expanded role, Mr. Kaner has operating responsibility for the entire company. On May 14, 2025, Chief Executive Officer Timothy O’Day will step down from his current role, to be succeeded by Brian Kaner, current President and Chief Operating Officer of Boyd. These changes are planned to be effective as of the date of the Annual General Meeting of Boyd, which is scheduled to occur on May 14, 2025. Mr. Kaner was previously CEO & President of Pep Boys & Icahn Automotive Services where he led all functional disciplines and field leadership teams overseeing 1,000 company owned and nearly 800 franchise locations. Before joining Icahn Enterprises L.P., Mr. Kaner worked for Sears Holdings Corporation as President of Sears Auto Centers.

	Board / Committee Membership						Meeting Attendance in 2024
	Board[17]						n/a	n/a
Other Current Public Company Directorships
None
Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Performance Share Units[18]	Restricted Share Units	Total Value[19]	Ownership Requirement[20]	% of Target Met
	2024	600	8,367	3,050	$1,728,251	$1,300,000	100%
	2023	—	5,625	2,792	$1,775,882	$1,250,000	100%
Voting Results for 2024 Annual Shareholders Meeting
	Votes For						n/a	n/a
	Votes Withheld						n/a	n/a

VIOLET KONKLE Ontario, Canada Joined the Board of BGSI on September 19, 2019 Joined the Board of BGIF on May 12, 2017 Age: 71 Status: Independent

Ms. Konkle is the past President and Chief Executive Officer of The Brick Ltd. Prior to joining The Brick in 2010 as President, Business Support, she held a number of positions with Walmart Canada, including Chief Operating Officer and Chief Customer Officer. Ms. Konkle also held a number of senior executive positions with Loblaw Companies Ltd., including Executive Vice President, Atlantic Wholesale Division. Ms. Konkle is a Director of The North West Company Inc. and GFL Environmental, as well as two privately held companies, Elswood Investment Corporation and ABARTA. Ms. Konkle previously served on the Advisory Board of Longo’s Brothers Fruit Markets Inc., a privately held company. She is a past director of Bailey Metal Products, Dare Foods, The Brick Ltd., Trans Global Insurance, the Canadian Chamber of Commerce and the National Board of Habitat for Humanity.

	Board / Committee Membership					Meeting Attendance in 2024
	Board					4 of 4	100%
	People, Culture and Compensation Committee (Chair)					4 of 4	100%
	Other Current Public Company Directorships
	The North West Company Inc. [21]					March 2014 - present
	GFL Environmental					February 2021 - present
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred Share Units	Total Value[22]	Ownership Requirement[23]	% of Target Met
	2024	780	5,374	$885,074	$367,238	100%
	2023	780	4,731	$1,162,681	$386,505	100%
	Voting Results for 2024Annual Shareholders Meeting
	Votes For					18,519,650	99.43%
	Votes Withheld					106,072	0.57%

17 On May 14, 2025, Chief Executive Officer Timothy O’Day will step down from his current role, to be succeeded by Brian Kaner, current President and Chief Operating Officer of BGSI. These changes are planned to be effective as of the date of the Annual General Meeting of Boyd, which is scheduled to occur on May 14, 2025.

18 Performance cash units include amounts granted not yet vested.

19 The table shows the number of shares and director deferred share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

20 Mr. Kaner’s share ownership requirement is based on the share ownership policy for executives which specifies a share ownership requirement of 2X annual base salary for the President & Chief Operating Officer. See “Compensation Discussion & Analysis - Executive Ownership” for more information.

21 Both Ms. Violet Konkle and Mr. Brock Bulbuck sit on the Board of Directors of The North West Company. BGSI’s Board of Directors does not believe that this relationship impacts the ability of these Directors to act in BGSI’s best interests.

22 The table shows the number of shares and director deferred share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

23 The ownership requirement has been translated to USD based on the closing rate on March 25, 2025 of 0.6995 (March 25, 2024 - 0.7362).

WILLIAM ONUWA Ontario, Canada Joined the Board of BGSI on June 29, 2020 Age: 65 Status: Independent

Mr. Onuwa is currently EVP & Chief Audit Executive at Royal Bank of Canada (“RBC”). Prior to this role, he was the SVP & Chief Risk Officer for Wealth Management, RBC Georgia and the Insurance Group. He held a number of executive positions for GE Capital Corporation in both the U.S. and the U.K. before joining RBC in 2007. He holds a Doctorate degree from the University of Surrey, U.K. Mr. Onuwa was recently the Chair of two not-for-profit boards, Yonge Street Mission and Holland Bloorview Kids Rehabilitation Hospital. Mr. Onuwa also served on the subsidiary boards of various RBC insurance companies as an executive director from 2007 to 2016. Mr. Onuwa is currently a member of the board of governors at University of Guelph and also on the board of Plan International Canada where he sits on various committees.

	Board / Committee Membership					Meeting Attendance in 2024
	Board					4 of 4	100%
	Audit Committee (Chair)					4 of 4	100%
	Governance & Sustainability Committee					4 of 4	100%
	Other Current Public Company Directorships
	None
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred Share Units	Total Value[24]	Ownership Requirement[25]	% of Target Met
	2024	0	3,148	$452,800	$367,238	100%
	2023	0	2,230	$470,426	$386,505	100%
	Voting Results for 2024 Annual Shareholders Meeting
	Votes For					17,726,266	95.17%
	Votes Withheld					899,455	4.83%

SALLY SAVOIA Florida, United States Joined the Board of BGSI on September 19, 2019 Joined the Board of BGIF on May 25, 2015 Age: 69 Status: Independent

Ms. Savoia is a former Vice President and Chief Human Resource Officer for Praxair Inc. Subsequent to her retirement in 2014, and until 2020, Ms. Savoia served as an independent corporate consultant. Ms. Savoia’s human resources experience includes corporate governance and sustainability, executive compensation design and implementation, executive level succession planning, global talent management, leadership development, global benefits design and diversity and inclusion efforts,.

	Board / Committee Membership					Meeting Attendance in 2024
	Board					4 of 4	100%
	Governance and Sustainability Committee (Chair)					4 of 4	100%
	Other Current Public Company Directorships
	None
	Number of Shares Owned (directly or indirectly, over which control or direction is exercised)
	Year	Shares	Deferred Share Units	Total Value[26]	Ownership Requirement	% of Target Met
	2024	5,000	6,195	$1,610,008	$525,000	100%
	2023	5,000	5,441	$2,202,838	$525,000	100%
	Voting Results for 2024 Annual Shareholders Meeting
	Votes For					18,274,500	98.11%
	Votes Withheld					351,221	1.89%

Each Board meeting was followed by an in-camera session attended only by the independent Directors.

24 The table shows the number of shares, director deferred share units, and performance share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

25 The ownership requirement has been translated to USD based on the closing rate on March 25, 2025 of 0.6995 (March 25, 2024 - 0.7362).

26 The table shows the number of shares, director deferred share units, and performance share units as at March 25, 2025 (March 25, 2024). Total value has been calculated at the closing price of the Shares at March 25, 2025 of C$205.60, translated using the closing rate on that date of 0.6995 to US$143.82 (March 25, 2024 - C$286.59 translated at 0.7362 to US$210.99).

Director Skills, Experiences and Attributes

Upon the nine Directors standing for election at the Meeting being elected, the composition of the Board will be as follows:

The Governance & Sustainability Committee of the Board completed a skills, experience and attributes assessment, the results of which are set out in the matrix below. The matrix is not intended to be an exhaustive list of each Director’s skills, experiences and attributes.

	DAVID BROWN	BROCK BULBUCK	ROBERT ESPEY	CHRISTINE FEUELL	JOHN HARTMANN	BRIAN KANER	VIOLET KONKLE	WILLIAM ONUWA	SALLY SAVOIA

BOARD

Public Company Board Experience	●	●	●	●	●		●

Corporate Governance	●	●	●	●	●	●	●	●	●

Executive Compensation	●	●	●	●	●	●	●		●

Environment & Social			●	●					●

FUNCTIONAL

Accounting / Audit	●	●		●	●	●	●	●

Finance	●	●		●		●		●

Legal / Regulatory	●

Human Resources	●	●			●		●	●	●

Risk Management	●	●			●		●	●	●

Community Affairs / Investor Relations	●	●	●						●

Marketing			●	●	●	●	●

Corporate Communications		●		●	●	●	●	●	●

Industrial Technology					●		●		●

Information Technology			●		●

Cyber Security			●		●

GROWTH

Investments / Mergers & Acquisitions	●	●	●	●	●	●

Business Development and Value Creation	●	●	●	●	●	●	●		●

Strategic Planning	●	●	●	●	●	●	●	●	●

Global / International Commerce			●	●	●	●		●	●

INDUSTRY

Automotive Industry		●	●	●		●

Insurance								●

Consumer Services / Retail Industry		●	●	●	●	●	●	●	●

OPERATIONS

C-Suite Management Experience	●	●	●	●	●	●	●	●	●

CEO Experience	●	●	●	●	●	●	●

Operations	●	●	●	●	●	●	●		●

Change Management / Integration		●	●	●	●	●	●	●	●

INDEPENDENCE

Independent	●		●	●	●		●	●	●

DIVERSITY

Gender Diversity				●			●		●

Race / Ethnic Diversity								●

Director Continuing Education

Updates on industry information prepared by a third party service provider are delivered to the Board on a quarterly basis, and periodically, speakers on industry topics present at Board meetings. In addition, each Director is encouraged to attend external forums, conferences, seminars, and education programs dealing with the subject matters that are applicable to the member’s role on the Board or its committees or to increase the member’s knowledge of BGSI’s industry and other areas of interest relevant to BGSI’s business and affairs. Once a year, the Board tours multiple operating locations to better understand BGSI’s operations. Management makes regular presentations to the Board on the main areas of the business of BGSI’s subsidiaries.

Board and committee education topics in 2024 included the following:

Topic	Presenter	Attendees

Shop Tours	Management	Full Board

Modern Slavery Act	Management	Full Board

Operating Expense Drivers	Management	Full Board

Regulatory Updates	Management	Full Board

Repairable Claims Insight	Management	Full Board

Information Security Update	Management	Full Board

Single Location Performance Review	Management	Full Board

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of BGSI, and except as described below, no Director of BGSI, or a person or company that is the direct or indirect owner of, or who exercises control or direction over, a sufficient number of Shares so as to materially affect the control of BGSI:

(a)

is, as at the date of this Management Information Circular or has been, within the 10 years before the date of this Management Information Circular, a director or executive officer of any company, that while the person was acting in that capacity:

(i)	was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(ii)

was subject to an event that resulted, after the director or executive officer ceased to be a director or officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(iii)

or within a year of the person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within the 10 years before the date of this Management Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of BGSI, no Directors of BGSI (i) have been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority or (ii) have been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

APPOINTMENT OF AUDITORS

It is proposed that Deloitte LLP, Chartered Professional Accountants, be appointed auditors of BGSI for the fiscal year ending December 31, 2025 and thereafter until the close of the Annual Meeting of Shareholders of BGSI next following, at a remuneration to be determined by the Board of Directors. Deloitte LLP have been BGSI’s auditors since 2020, and they were the Fund’s auditors since its formation in December, 2002 until 2020, as well as the auditors of the Fund’s predecessors, Cross Canada Collision Centres Limited Partnership, from its formation in 1990 until it transferred its assets to The Boyd Group Inc. effective January 1, 1998, and for The Boyd Group Inc., since January 1, 1998.

As part of BGSI’s governance structure, the Audit Committee annually reviews and approves the terms of the external auditor’s engagement. To further ensure the independence of the auditors is not compromised, the Audit Committee:

•	Pre-approves all engagements of the auditors for non-audit related services in accordance with its preapproval policy;
•	Requires the periodic rotation of the audit partner having primary responsibility for the audit and the engagement quality control partner as required by independence standards; and
•	Reviews the performance of the external auditors.

The Canadian Public Accountability Board (CPAB) oversees audits performed by registered public accounting firms. This further ensures that audits performed by the external auditors are subject to third party review on a regular basis.

The Audit Committee evaluates the benefits and risks of having a long-tenured auditor and the controls and processes that ensure their independence, such as regular mandatory partner rotations. The Audit Committee oversees the selection and rotation of the lead audit engagement partner. A new lead audit engagement partner was appointed following the completion of our fiscal 2023 audit and since Deloitte LLP has served as our auditor there have been 5 lead audit engagement partner rotations. The Audit Committee believes there are benefits to having long-tenured auditors, including quality of work and efficiencies because of the auditors’ institutional knowledge of our business, accounting policies and practices and internal controls. The Audit Committee therefore considers the benefits of maintaining Deloitte LLP as our auditors to exceed any potential audit quality risks resulting from their tenure. The Audit Committee will continue to reassess these benefits and risks every year as well as its approach and governance in this area.

For information regarding the Audit Committee, including its Charter, composition, relevant education and experience of its members, Audit Committee oversight, policies and procedures for the approval of non-audit services and Auditors’ service fees, please refer to the “Audit Committee” section and to “Appendix A – Audit Committee Charter” of BGSI’s Annual Information Form, for the year ended December 31, 2024, available under BGSI’s profile on SEDAR+ at www.sedarplus.com, or by contacting the Secretary of BGSI.

The persons designated in the proxy form intend to vote FOR the appointment of Deloitte LLP, Chartered Professional Accountants, as auditors of BGSI, unless instructed otherwise.

SAY ON PAY ADVISORY VOTE

The People, Culture and Compensation Committee of BGSI is responsible for assisting the Board of Directors in fulfilling its responsibilities relating to compensation of BGSI’s Executive Officers and its Board of Directors. The People, Culture and Compensation Committee and the Board of Directors believe that Shareholders should have the opportunity to fully understand the objectives, philosophy and principles BGSI has used in its approach to executive compensation decisions and to have an advisory vote on BGSI’s approach to executive compensation.

At the Meeting, Shareholders have the opportunity to vote “For” or “Against” BGSI’s approach to executive compensation through the following advisory resolution:

RESOLVED THAT, on an advisory basis, and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in Boyd Group Services Inc.’s Information Circular relating to the 2025 annual meeting and special meeting of shareholders.

As this is an advisory vote, the results will not be binding upon the Board of Directors. However, the Board of Directors and People, Culture and Compensation Committee will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to increase their engagement with Shareholders on compensation and related matters. BGSI will disclose the results of the Shareholder advisory vote as a part of its report on voting results for the Meeting.

The Board of Directors recommends that you vote FOR the resolution to accept BGSI’s approach to executive compensation.

The persons designated in the proxy form intend to vote FOR the approval of the resolution to accept BGSI’s approach to executive compensation, unless instructed otherwise.

The result of the vote on the advisory resolution on the approach to executive compensation held at the 2024 annual meeting of BGSI which was held as a virtual shareholders’ meeting on May 15, 2024 was 95.56% in favour.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

BGSI’s Long-Term Incentive Plan (the “LTIP”) was adopted by BGSI on January 1, 2020. On March 12, 2025, the Board approved an amended and restated Long-Term Incentive Plan (the “Amended LTIP”), which has been pre-cleared with the TSX.

As a result of certain material amendments to the LTIP, the rules of the TSX require the Amended LTIP to be approved by Shareholders. Accordingly, at the Meeting, Shareholders will be asked to consider and, if thought advisable, to pass, with or without variation, an ordinary resolution authorizing and approving the Amended LTIP (the “LTIP Resolution”). A copy of the LTIP Resolution is set out in Appendix II to this Information Circular. A full copy of the Amended LTIP is available on BGSI’s SEDAR+ profile at www.sedarplus.ca.

Description of Amended LTIP

All capitalized terms used in this section but not defined in this Circular have the meanings ascribed to them under the Amended LTIP. The below summary is qualified in its entirety by the full text of the Amended LTIP, which is available on BGSI’s SEDAR+ profile at www.sedarplus.ca.

The purpose of the Amended LTIP is to (a) support the achievement of BGSI’s performance objectives; (b) ensure that interests of key employees are aligned with the success of BGSI; (c) provide compensation opportunities to attract, retain and motivate senior management critical to the long-term success of BGSI and its subsidiaries; and (d) mitigate excessive risk taking by BGSI’s key employees.

The Amended LTIP authorizes the People, Culture and Compensation Committee to administer the Amended LTIP, subject to reporting to the Board on all matters relating to the Amended LTIP and obtaining approval of the Board for those matters required by the People, Culture and Compensation Committee’s mandate. The Amended LTIP provides for flexibility to make the following types of grants to key employees employed both in and outside Canada:

•

Performance Cash Awards, which represent the right to receive payments, conditional, in whole or in part, upon the achievement of one or more objective performance goals. A Performance Cash Award granted under the Amended LTIP is denominated and payable in cash.

•	Restricted Share Units, which represent the right to receive Shares or payments valued by reference to Shares. A Restricted Share Unit granted under the Amended

LTIP is notionally denominated in Shares and may be settled in Shares or payable in cash.
•

Performance Share Units, which represent the right to receive Shares or payments valued by reference to Shares, conditional, in whole or in part, upon the achievement of one or more objective performance goals. A Performance Share Unit granted under the Amended LTIP is notionally denominated in Shares and may be settled in Shares or payable in cash.

In addition, under the Amended LTIP:

•	Any employee or officer of BGSI and such of its Affiliates that are designated by the Board as a participating company is eligible to receive an award.

•	The maximum securities issuable under the Amended LTIP is 250,000, representing 1.2% of the issued and outstanding securities of BGSI as at the date of this Information Circular.

•

The maximum number of Shares issued to Insiders within any one-year period, and issuable to Insiders at any time, under the Amended LTIP or when combined with all of BGSI’s other Security-Based Compensation Arrangements, shall not exceed 10% of the number of the aggregated issued and outstanding Shares.

•

Settlement of Performance Share Units and Restricted Shares Units shall be made by the issuance of one Share for each Share Unit then being settled, a cash payment equal to the Fair Market Value on the Vesting Date of the Share Units being settled in cash, or a combination of Shares and cash, all as determined by the Committee in its discretion, unless otherwise specified in the applicable Grant Agreement, and subject to payment or other satisfaction of all related withholding obligations in accordance with the terms of the Amended LTIP.

•

The amount payable in respect of all Vested Performance Cash Awards and Vested Share Units that are to be settled in cash shall be determined in accordance with the terms of the applicable Grant Agreement and subject to certain pre-defined formulas as set out in the Amended LTIP.

•

The Vesting Date is set out in each individual Grant Agreement, or such earlier date as is provided for in the Amended LTIP or is determined by the People, Culture and Compensation Committee. Awards are generally subject to a three-year cliff vesting period. Vesting of performance-based awards are conditional on the satisfaction of Performance Conditions.

•

In the event of a Change of Control prior to the Vesting Date of awards granted under the Amended LTIP, and subject to the terms of a Participant’s written employment agreement with a Participating Company and the applicable Grant Agreement, the People, Culture and Compensation Committee shall have full authority to determine in its sole discretion the effect, if any, of a Change of Control on the vesting, settlement or payment or lapse of restrictions applicable to such awards.

•

BGSI may withhold from amounts payable to an Eligible Person such amounts as may be necessary to enable BGSI to comply with applicable requirements of tax laws relating to the withholding of tax or other required deductions with respect to awards under the Amended LTIP.

•	If the Amended LTIP is terminated, the provisions of the Amended LTIP will continue in effect as long as a Performance Cash Award or Share Unit or any rights pursuant thereto remain outstanding.

Rights granted under the Amended LTIP are generally not transferable, other than by will or the laws of descent and distribution.

If the participant does not remain continuously employed by BGSI through January 1st of the year immediately following the last day of the relevant Performance Period or through the Scheduled Vesting Date, as applicable, vesting is dependent on the nature of the termination of employment as follows:

•	Resignation – all rights, title and interest with respect to Performance Cash Awards, Performance Share Units, Restricted Share Units which have not vested are forfeited.

•	Termination for Just Cause – all rights, title and interest with respect to Performance Cash Awards, Performance Share Units and Restricted Share Units which have not vested are forfeited.

•	Termination without Just Cause, Death or Disability Termination – the extent of vesting will be determined by management of BGSI based on pre-defined formulas.

•

Retirement – all Performance Cash Awards, Performance Share Units, Restricted Share Units will continue to vest in the ordinary course, subject to future performance. Retirement means the cessation of the employment which is deemed to be a retirement by a resolution of the People, Culture and Compensation Committee

Subject to the restrictions noted below, and to regulatory and TSX approval, where required, the Board may amend the terms of the Amended LTIP and any Grant without Shareholder approval, including in the following circumstances, provided that no such amendment may be made without the consent of a Participant if its adversely alters or impairs the rights of the Participant: (i) amendments of a “housekeeping” nature, (ii) a change to the Vesting provisions of any Grants, (iii) a change to the termination provisions of any Grant that does not entail an extension beyond the original term of the Grant, or (iv) amendments to the provisions relating to a Change of Control.

In accordance with the requirements of the TSX, the Plan may not be amended without shareholder approval to do any of the following: (i) increase the maximum number of shares issuable pursuant to the Amended LTIP, (ii) extend the maximum term of any Grant made under the Amended LTIP, (iii) amend the assignment provisions under the Amended LTIP, (iv) permit a non-employee director of BGSI to be eligible for Grants under the Plan, (v) increase the number of Shares that may be issued or issuable to Insiders above the restriction or deleting the restriction on the number of Shares that may be issued or issuable to Insiders, or (vi) amend the Amendment and Termination provisions of the Amended LTIP.

On March 12, 2025, the Board, upon the recommendation of the People, Culture and Compensation Committee, adopted the Amended LTIP. On March 18, 2025, the Board approved the grant of 22,229 Restricted Share Units and 31,761 Performance Share Units to 77 executives of BGSI (the “Prior Grants”) that may be settled in Shares in accordance with the Amended LTIP. Such RSU awards will vest proportionately over a three-year period on January 1, 2026, January 1, 2027 and January 1, 2028, and such PSU awards will vest over a three-year cliff vesting period. These awards cannot be exercised until such time that shareholders of BGSI have approved and ratified the Amended LTIP and the grants. Should shareholders fail to approve the Amended LTIP, BGSI’s existing LTIP will remain in effect and these awards will, upon vesting, settle in cash only as no Shares will be issuable under the LTIP.

As of March 25, 2025, there were 22,229 Restricted Share Units and 31,761 Performance Share Units outstanding under the Amended LTIP, representing, in total, 0.25% of the issued and outstanding securities of BGSI. As of March 25, 2025 there were 196,010 Shares available for grant under the Amended LTIP, representing 0.91% of the issued and outstanding securities of BGSI.

In order to be effective, the LTIP Resolution must be passed by a majority of the votes cast by Shareholders present in person or represented by proxy at the Meeting. The persons designated in the form of proxy, unless instructed otherwise, intend to vote FOR the approval of the LTIP Resolution.

The persons designated in the form of proxy, unless instructed otherwise, intend to vote FOR the approval of the LTIP Resolution.

NEW BUSINESS

The Chair of the Meeting will report to the Meeting on any events of significance which arise after publication of this Information Circular. Following the Meeting, the Chair expects to invite questions and comments from the floor.

MESSAGE FROM THE PEOPLE, CULTURE AND COMPENSATION COMMITTEE CHAIR

To our Shareholders,

The People, Culture and Compensation Committee provides oversight on the overall people strategy and progress against goals in areas such as talent acquisition and management, engagement, retention, culture, diversity, equity, inclusion, leadership development, and succession planning. The People, Culture and Compensation Committee believes that a broad focus on human capital is critical to success in the current environment and to position Boyd well for the future.

The People, Culture and Compensation Committee assists the Board in fulfilling its responsibilities relating to compensation of the Executive Management Team, which refers to the Chief Executive Officer, the Executive Vice President & Chief Financial Officer, the President & Chief Operating Officer and other Executive Officers, as determined by the CEO, and the Board. All Named Executive Officers are part of the Executive Management Team, other than Paul Gange who reported to an Executive Management Team member.

Following record high sales levels in 2023, the North American collision industry faced several short-term headwinds during 2024. These included a decline in claims volumes due to insurance premium inflation and overall economic uncertainty, a rise in total loss rates due to declining used car prices and a reduction in collision rates due to mild winter weather. These factors significantly impacted the compensation paid to Named Executive Officers in 2024, as further outlined in this report. The Board and People, Culture and Compensation Committee did not use discretion in determining the compensation paid to the Named Executive Officers in 2024.

Boyd continues to be committed to addressing the labor market challenges through initiatives such as the Technician Development Program, and a focus on enhancing overall technician productivity while promoting a culture of accountability. The Company is focused on areas such as talent attraction, retention and development, and diversity, equity and inclusion. The People, Culture and Compensation Committee is aligned with these focus areas and is committed to providing appropriate levels of oversight and guidance to management in the execution of the overall people strategy.

Sincerely,

(signed)

Violet Konkle

People, Culture and Compensation Committee

COMPENSATION DISCUSSION & ANALYSIS

Throughout this Compensation Discussion & Analysis, all amounts are in United States dollars unless otherwise indicated. All references to C$ are to Canadian dollars.

Compensation Governance

People, Culture and Compensation Committee

As it relates to Compensation, the primary purpose of the People, Culture and Compensation Committee is to assist the Board in fulfilling its responsibilities relating to compensation of BGSI’s executive management team and its Board of Directors. During 2024, the following independent persons served as People, Culture and Compensation Committee members: Violet Konkle (Chair) and John Hartmann. Robert Gross served as a member of the People, Culture and Compensation Committee until his passing on November 18, 2024, and was replaced by David Brown on January 9, 2025. All members of the People, Culture and Compensation Committee have compensation experience as a result of their extensive and varied board activities and through leading business enterprises.

People, Culture and Compensation Committee Responsibilities

The purpose and responsibility of the People, Culture and Compensation Committee is to assist the Board of Directors in carrying out its responsibilities relating to compensation of BGSI’s Executive Officers (as hereinafter defined) and its Board of Directors. Senior executives in 2024 include the CEO, the Executive Vice President and CFO, and the President and COO (“Senior Executives”). The executive officers of BGSI in 2024 include the Senior Executives as well as the other officers of BGSI, BGI and its subsidiaries (“Executive Officers”).

For 2024, the People, Culture and Compensation Committee’s responsibilities included: (i) review and approve BGSI’s goals and objectives relating to the executive management team’s compensation, evaluate the performance of the executive management team in light of those goals and review and establish each member of the executive management team’s annual compensation, including salary, bonus, incentive and equity compensation; (ii) evaluate and consider recommendations presented by the CEO for BGSI’s Executive Officers other than the CEO; (iii) establish the CEO’s compensation, including salary, bonus, incentive and equity compensation and recommend its determinations to the independent Directors for approval; (iv) review and recommend to the Board for its approval, BGSI’s compensation philosophy and guidelines for the executive management team; (v) review and approve any proposed establishment of, and any material changes to, short and long term incentive compensation plans for members of the executive management team; (vi) recommend to the Board for its approval, and where appropriate, submit to BGSI’s shareholders, share option or other share-based plans of BGSI, and periodically review these plans and recommend to the Board any changes; (vii) review management’s recommendations for and approve the granting of share options or other securities under share-based plans to eligible participants and oversee the administration of such plans; (viii) periodically review and approve the levels and types of executive benefits, including retirement benefits and perquisites, that may be granted to members of the executive management team, subject to the terms of any applicable employee retirement and benefit plans; (ix) review and approve share ownership guidelines for members of the executive management team and Directors and oversee the compliance with those guidelines; (x) receive periodic reports on BGSI’s compensation plans and programs as they affect all employees; (xi) make regular reports to the Board, including a report regarding the People, Culture and Compensation Committee’s recommendation on the compensation payable by BGSI for service as a Director; and (xii) prepare and publish an annual compensation report in BGSI’s annual information form and/or proxy circular.

The People, Culture and Compensation Committee’s mandate also includes oversight of the executive compensation philosophy, plans and programs, assisting the Board in its oversight role ensuring that the executive compensation plans and programs are aligned with BGSI’s risk management objectives, reviewing management succession and reviewing and approving the key terms and conditions of executive agreements.

Compensation Practices

The People, Culture and Compensation Committee maintains a number of key executive compensation governance practices that are consistent with best practices and align with shareholder interests. The following practices pertain to the Senior Executives, Executive Officers who are Named Executive Officers and certain other Executive Officers.

WHAT WE DO

√	Pay for performance: In 2024, 77% of the target compensation for the CEO was at-risk pay, variable, contingent on performance and not guaranteed.
√

Performance based vesting: In 2024, 70% of the long-term incentive vests based on absolute financial performance achieved against three-year targets and relative total shareholder return (“TSR”) results compared to peers over three years.

√

Benchmarking: BGSI benchmarks executive compensation against a size and industry appropriate comparator group and targets compensation within a range around the median of the group; actual compensation (base salary and all at-risk compensation) can be positioned above or below median based on performance.

√

Caps on incentive payouts: In 2024, the CEO’s short term incentive was designed to pay out at a maximum of 175% of target and the CEO’s PSU’s were designed to pay out at a maximum of 200% of target. Caps for other Executive Officers are below these maximums.

√	Anti-hedging: Directors, executives and other employees are prohibited from hedging related to BGSI’s shares.

√	Independent advice: The People, Culture and Compensation Committee receives compensation advice from an independent advisor.

√	Modest benefits and perquisites: These are a small part of total compensation and are market competitive.

√	Double trigger: The severance provisions in BGSI’s executive employment agreements and long term incentives have double triggers in the event of a change of control.

√

Executive clawback policy: The executive clawback policy provides that the Named Executive Officers be required to reimburse BGSI for all or part of an overcompensation amount in the following events: (i) a restatement of the financial statements of BGSI where the incentive compensation received by an executive would have been lower had the financial results been correctly reported; and (ii) if the Board determines an executive has engaged in certain misconduct, including, without limitation, fraud or intentional and/or reckless non-compliance with applicable laws, rules or regulations, or BGSI’s Code of Business Conducts and Ethics.

√

Share ownership policy for executives: The share ownership policy for executives specifies a share ownership requirement of 5X annual base salary for the CEO, 2X annual base salary for the Executive Vice President & CFO and the President & Chief Operating Officer, and 1X for a number of other executives who lead certain areas of the business. Participants must fulfill their ownership requirement within five years of becoming subject to this policy.

WHAT WE DON’T DO

x No repricing of stock options

x No tax gross-ups

x No value of equity awards included in pension calculations

x No termination payments in excess of 2 times base salary and short term incentive

x No single trigger change in control provisions

Independent Compensation Consultant

The People, Culture and Compensation Committee has engaged Meridian Compensation Partners (“Meridian”) as its independent executive compensation consultant since 2014. The mandate of the executive compensation consultant is to serve BGSI and to work for the People, Culture and Compensation Committee in its review of executive and Director compensation, including advising on the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The nature and scope of services provided by Meridian to the People, Culture and Compensation Committee in 2024 included, among other activities:

•	Review of incentive compensation structure;

•	Review of peer groups and benchmarking of competitive pay levels for Executive Officers;

•	Assistance with compensation matters related to the CEO transition;

•	Competitive assessment of director’s compensation;

•	Ongoing support with regard to the latest relevant regulatory, technical and governance considerations impacting executive compensation; and

•	Preparation for, and attendance at, Committee meetings and selected management meetings.

The People, Culture and Compensation Committee does not direct Meridian to perform the above services in any particular manner or under any particular method. It approves all invoices for executive compensation work performed by Meridian. The People, Culture and Compensation Committee has the final authority to hire and terminate Meridian as its executive compensation consultant. Meridian has not provided any other services to BGSI, the Company or its subsidiaries, its Directors or members of management other than executive compensation services. The aggregate fees related to the executive and Director compensation services paid to the consultant for the past two years were:

Type of Work	2024[27]	2023[28]

Services related to executive and Director compensation	$113,268	$86,869

All other fees	—	—

Total	$113,268	$86,869

[27]	Fees are invoiced and paid in CAD and have been translated to USD using the average exchange rate during 2024 of 0.7302.

[28]	Fees are invoiced and paid in CAD and have been translated to USD using the average exchange rate during 2023 of 0.7411.

Compensation Benchmarks

In establishing compensation levels for Senior Executives, the People, Culture and Compensation Committee uses a variety of benchmarks from time to time and assesses the appropriateness of compensation in relation to the competitive marketplace. The market data was one factor for the determination of 2024 executive compensation. While market data is a useful tool to support decision making and oversight of compensation, it represents a descriptive point of reference rather than a prescriptive “right amount”. The People, Culture and Compensation Committee interprets the information in the context of BGSI and its strategy, together with the executives’ roles, experience and value to the organization.

BGSI’s Senior Executives are responsible for managing an organization with significant revenue from U.S. operations, with few comparable Canadian companies. These are key criteria in defining the marketplace and peer companies used to establish competitive compensation levels for the Senior Executives. BGSI must look beyond Canadian companies and include U.S. companies in the peer group in order to capture a sufficient number of companies of comparable size and complexity, and for a viable pool for talent.

The peer group used to inform 2024 compensation decisions for Senior Executives and other Named Executive Officers identified in this information circular, was approved by the People, Culture and Compensation Committee. The peer group includes companies operating in a similar industry as well as those of a size appropriate range and scope to BGSI and its subsidiaries in terms of revenue, enterprise value and market cap. The peer group is comprised of the 23 North American based companies listed below and provides a robust sample to ensure that changes made by a single company do not unduly influence benchmark data. The peer group includes a selection of companies from other relevant industries, since there are few comparable automotive aftermarket companies.

For the Senior Executives in 2024, total direct compensation was generally targeted around the median of the companies identified below, which comprised the compensation peer group.

Canada	U.S.

AUTOCANADA INC	ASBURY AUTOMOTIVE GROUP, INC

NFI GROUP INC	BIG 5 SPORTING GOODS CORP

THE NORTH WEST COMPANY INC	COPART INC

TOROMONT INDUSTRIES LTD	FIVE BELOW INC

UNI-SELECT INC	H&E EQUIPMENT SERVICES INC

WAJAX CORPORATION	HIBBETT SPORTS INC

OPENLANE INC[29]

LKQ CORP

MONRO INC

NATURAL GROCERS VITAMIN COTTAGE

RUSH ENTERPRISES INC

SALLY BEAUTY HOLDINGS INC

SONIC AUTOMOTIVE INC

DRIVEN BRANDS HOLDINGS INC

UNIFIRST CORPORATION

VALVOLINE INC

NATIONAL VISION HOLDINGS INC

The peer group is reviewed and updated, as appropriate, on an annual basis by the People, Culture and Compensation Committee.

Compensation Risk

The People, Culture and Compensation Committee takes into account risks associated with compensation and has not identified any matters that are likely to have a material adverse effect on BGSI’s performance. Areas of potential excessive risk-taking such as larger acquisitions are specifically scrutinized and approved by the Board, thus mitigating any adverse consequences. Accounting estimates and accruals are reviewed by the Audit Committee to monitor this area of judgment. The People, Culture and Compensation Committee assists the Board in its oversight role ensuring that the compensation program and awards are aligned with BGSI’s risk management objectives, including its risk appetite. The People, Culture and Compensation Committee is responsible for

[29]	KAR Auction Services Inc changed its name to OPENLANE, Inc as of May 15, 2023.

considering, establishing and reviewing executive compensation programs, and whether the programs encourage unnecessary or excessive risk taking. The People, Culture and Compensation Committee believes the programs are balanced and do not motivate unnecessary or excessive risk taking.

Below are some of the governance practices, policies and inherent design elements of BGSI’s compensation program that help to manage and mitigate risk in executive compensation:

•	Caps on pay-outs and threshold performance levels for the short and long- term incentives to prevent excessive payouts and to act as a disincentive against excessive risk-taking.

•

Depending on the performance period, 50% to 70% of the long-term incentives are subject to performance vesting criteria that are tied to shareholder and corporate success as previously outlined – a relative total shareholder return measure and financial measures.

•	Annual grants of long-term incentives, vesting over a three year period, to mitigate the risk of behavior that would seek only to maximize a multi-year / one-time large award

•	The long-term incentives are based on the value of shares of BGSI.

•	The People, Culture and Compensation Committee is comprised of independent Directors.

•	The People, Culture and Compensation Committee engages an independent consultant who helps select the comparator groups for benchmarking purposes.

•	Well-articulated total compensation strategy with a well-balanced mix of fixed and variable pay elements.

•	Explicit competitive positioning objectives (and rigorous, deliberate processes for linking pay levels, competitive targeting and performance assessment of senior executives).

•

An Insider Trading Policy that prohibits the Directors, officers, executives and other senior managers from engaging in short selling or trading in puts, calls or options in respect of BGSI securities.

•

The executive clawback policy provides that the Named Executive Officers be required to reimburse BGSI for all or part of an overcompensation amount in the following events: (i) a restatement of the financial statements of BGSI where the incentive compensation received by an executive would have been lower had the financial results been correctly reported; and (ii) if the Board determines an executive has engaged in certain misconduct, including, without limitation, fraud or intentional and/or reckless non-

compliance with applicable laws, rules or regulations, or BGSI’s Code of Business Conducts and Ethics.

•

The share ownership policy for executives specifies a share ownership requirement of 5X annual base salary for the CEO, 2X annual base salary for the Executive Vice President & CFO and the President & COO, and 1X for a number of other executives who lead certain areas of the business. Participants must fulfill their ownership requirement within five years of becoming subject to this policy.

Executive Compensation

Named Executive Officers

For purposes of the compensation discussion and analysis the disclosure reflects the compensation and related plans for the following Named Executive Officers (NEOs):

•	Timothy O’Day, Chief Executive Officer

•	Jeff Murray, Executive Vice-President and Chief Financial Officer

•	Brian Kaner, President and Chief Operating Officer[30]

•	Kim Morin, Chief Human Resources Officer

•	Paul Gange, Chief Operating Officer, US Collision[31]

Executive Summary

1.	2024 Financial Performance

•

The executive compensation program and compensation of the Named Executive Officers is tied to the performance of BGSI. Market dynamics impacted results throughout 2024, including a decline in claims volumes due to insurance premium inflation and overall economic uncertainty. Despite an increase in sales in 2024 compared to the prior year, operating expenses as a percentage of sales increased from 33.0% in 2023 to 34.6% in 2024, negatively impacting Adjusted EBITDA. During 2024, BGSI achieved total sales of $3.1 billion, a 4% increase when compared to the $2.9 billion

[30]

On August 7, 2024, Brian Kaner was appointed President and Chief Operating Officer. Prior to August 7, 2024, Brian Kaner served as Executive Vice-President and Chief Operating Officer for the Boyd Group’s collision business.

[31]	Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

achieved in 2023. Adjusted EBITDA32 was $334.8 million, a decrease of $33.4 million or 9% from the prior year.

2.	Highlights of CEO’s 2024 Performance and Compensation
•

The CEO’s Total Compensation as reported in the Summary Compensation Table for 2024 was $3,435,349 compared to $3,620,813 in 2023. Unanticipated economic and industry headwinds during 2024 negatively impacted achievement of targets. Despite these challenges and circumstances, which affected business performance in the near term, the actions and performance of the CEO were strong supported by the fact the business was able to outperform the market in several key operating metrics as well as increasing market share.

3.	Key Compensation Actions for 2024
•

Company Performance Metrics for Short Term Incentive Plan (“STIP”) and Long Term Incentive Plan (“LTIP”): For 2024, Company performance in the STIP for the Executive Officers has been assessed based on four measures:

(i) same-store sales growth with a weighting of 25%, (ii) EBITDA dollar achievement with a weighting of 30% (iii) new location revenue with a weighting of 25% and (iv) personal goal achievement with a weighting of 20%. The 2024 LTIP awards for the NEOs were structured as follows:

○	Performance Share Units - 35% weighting based on achievement of ROIC targets of BGSI over a three-year performance period
○	Performance Share Units - 35% weighting based on the Relative TSR Performance of Boyd over the three-year performance period as compared to the companies in the performance peer group
○	Restricted Share Units - 15% weighting that are paid on a 3-year cliff basis
○	Stock Option Grants - 15% weighting that vest over five years, 1/4 at each of the end of the 2nd, 3rd, 4th and 5th anniversaries of the grant date. Stock options expire after 10 years.

The STIP and LTIP performance measures were selected for alignment with BGSI’s strategy and long-term value creation for shareholders.

32 Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, adjusted for the fair value adjustments related to contingent consideration, as well as acquisition and transformational cost initiatives), is not a recognized measure under International Financial Reporting Standards (“IFRS”). Management believes that in addition to net earnings, the supplemental measure of Adjusted EBITDA is useful as it provides investors with an indication of earnings from operations and cash available for distribution, both before and after debt management, productive capacity maintenance and non-recurring and other adjustments. Investors should be cautioned, however, that Adjusted EBITDA should not be construed as an alternative to net earnings determined in accordance with IFRS as an indicator of Boyd’s performance. Boyd’s method of calculating this measure may differ from other public issuers and, accordingly, may not be comparable to similar measures used by other issuers. For a detailed explanation of how Boyd’s non-GAAP measures are calculated from net earnings, please refer to the section titled “Non-GAAP Financial Measures and Ratios” in Boyd’s MD&A filing (dated March 19, 2025) for the period ended December 31, 2024, which is incorporated by reference in this Circular. A copy of Boyd’s MD&A filing (dated March 19, 2025) for the period ended December 31, 2024 can be accessed via the SEDAR+ Web site (www.sedarplus.ca).

4.	Employment Agreements

•

In 2020, Mr. O’Day entered into a new employment agreement with BGSI. This agreement is intended to ensure effective leadership remains in place, which is in alignment with the interests of Shareholders. In entering into this agreement, Mr. O’Day agreed to:

○	A severance period of 24 months

○	Continuing eligibility to be awarded long-term incentive compensation annually based on the performance of BGSI
○	Continuing eligibility to earn short-term incentive compensation based on the performance of BGSI
○	Base salary at $560,000 in 2020, $610,000 in 2021 and $710,000 in 2022
○	Non-competition and non-solicitation covenants increased from a period of 12 months to 24 months
○	An increased share ownership requirement, from 2 times annual base salary to 5 times annual base salary

•	In 2022, Mr. Kaner started employment with the company on the following terms:
○	Eligibility to be awarded long-term incentive compensation annually based on the performance of BGSI
○	Eligibility to earn short-term incentive compensation based on the performance of BGSI

○	Base salary at $625,000 in 2022

○	A one time award of $280,000 in Restricted Stock Units with a three year cliff vesting period
○	A one time award of $500,000 in Performance Share Units with a three year cliff vesting period
○	A one time award of $700,000 in Stock Options that vest over five years, 1/4 at each of the end of the 2nd, 3rd, 4th and 5th anniversaries of the grant date
○	Annual housing allowance of $30,000

○	A share ownership requirement of 2 times annual base salary

•	In 2023, Mr. Murray entered into a new employment agreement with BGSI. In entering into this agreement, Mr. Murray agreed to:

○	Continuing eligibility to be awarded long-term incentive compensation annually based on the performance of BGSI
○	Continuing eligibility to earn short-term incentive compensation based on the performance of BGSI
○	Base salary at C$400,000 in 2023 effective July 12, 2023

○	A share ownership requirement of 2 times annual base salary

Compensation Philosophy and Objectives

The philosophy of the People, Culture and Compensation Committee and the determination of executive compensation is pay-for-performance balanced against the need to provide a total compensation package that will enable BGSI, The Boyd Group Inc. (“BGI”) and its subsidiaries to attract and retain qualified and experienced executives. The objective is to create value for shareholders primarily by growing earnings and achieving strong relative total shareholder return.

Furthermore, the components of the executive compensation program are relatively straightforward and include a base salary, performance-based short term incentive bonus and long-term incentives. In setting compensation levels, the People, Culture and Compensation Committee considers BGSI’s financial results, market and survey data, input from senior management (other than for the CEO), executive performance and the overall business environment.

Principal Elements of Executive Compensation

Base Salary	Cash	All Executive Officers	Annual	Executive salaries are set with consideration to the executive’s performance and experience with reference to competitive market salaries.
Short Term Incentive Plan (“STIP”)	Cash	Senior Executives and other Executive Officers with corporate support roles	1 Year	The STIP provides for annual incentive payments to Eligible Employees conditional on the achievement of Company-wide performance.
Long-term Incentive Program (“LTIP”)	Performance Share Units (“PSU”) (for the 2022, 2023 and 2024 grant years)	Senior Executives and certain other Executive Officers	3 Year Term	Award granted under the Plan is valued by reference to Shares of BGSI. A Unit granted under the Plan is therefore notionally denominated in Shares and payable in cash. Unit awards are adjusted upwards or downwards to reflect actual performance based on a capital return metric and relative total shareholder return.
	Restricted Share Units (“RSU”) (for the 2022, 2023 and 2024 grant years)	Senior Executives and certain other Executive Officers	3 Year Term	Award granted under the Plan is valued by reference to Shares of BGSI. A Unit granted under the Plan is therefore notionally denominated in Shares and payable in cash.
	Stock Option Grants (for the 2022, 2023 and 2024 grant years)	Senior Executives and certain other Executive Officers	10 Year Term	Award granted under the Plan provides the Senior Executives and certain other Executive Officers with the option of purchasing Shares at a fixed exercise price. Options vest equally on the 2nd, 3rd, 4th and 5th anniversaries of the grant date and expire after 10 years.

Determining Executive Compensation

Compensation Targets

In setting compensation levels for Senior Executives, the People, Culture and Compensation Committee reviews salaries and total compensation for executives in similar positions, in similar businesses of a similar size. BGSI targets base salaries and total compensation around the median of the peer group. The charts below show the 2024 target mix for total direct compensation for the Senior Executives, and the amount of at-risk compensation. The Senior Executives’ compensation is as set forth in the Summary Compensation Table and was approved by the People, Culture and Compensation Committee.

Target Compensation Mix for CEO

Average Target Compensation for Other Senior Executives

Base Salary

Individual salaries are set in relation to salary market comparisons and based upon the executive’s experience and demonstrated or expected performance.

Short Term Incentive Plan

The STIP provides for annual incentive payments to Senior Executives and other Executive Officers conditional on the achievement of Company-wide performance. Company performance for the NEO’s is assessed based on four measures: (i) same-store sales growth with a weighting of 25%, (ii) EBITDA dollar achievement with a weighting of 30% (iii) new location revenue with a weighting of 25% and (iv) personal goal achievement with a weighting of 20%. The performance measures were selected for alignment with BGSI’s strategy and long-term value creation for Shareholders.

Senior Executives and certain other Executive Officers have a target incentive that is a percentage of salary. The level of payout is based on the following formula:

No award is earned unless the threshold performance result is attained (i.e. zero payout for performance result below threshold), and payouts are capped when the maximum performance result is attained.

Annual payouts for participating NEOs are determined by reference to a target percentage of base salaries established by the People, Culture and Compensation Committee of the Board. The target payout percentages are:

Named Executive Officer	Below Threshold (% Salary)	Threshold (% Salary)	Target (% Salary)	Max (% Salary)

TIMOTHY O’DAY	0%	50%	100%	175%

JEFF MURRAY	0%	35%	70%	105%

BRIAN KANER	0%	50%	100%	150%

KIM MORIN	0%	35%	70%	105%

PAUL GANGE	0%	37.5%	75%	112.5%

The financial goals for 2024 are as set out in the table below:

Company Performance Metric	Metric Weighting	Threshold Company Performance Goal	Target Company Performance Goal	Maximum Company Performance Goal

Same-store sales growth[33]	25%	5.0%	7.5%	10.0%

EBITDA dollar achievement[34]	30%	$422.0M	$444.0M	$466.0M

New location revenue	25%	$81.3M	$95.7M	$110.1M

Performance between threshold and target and between target and maximum results in a STIP payout percentage of salary that is determined on a straight-line or interpolated basis.

For Executive Officers in 2024, the financial metrics were same-store sales growth, EBITDA dollar achievement and new location revenue. The target same-store sales growth was 7.5% and BGSI achieved (1.8)%. With respect to the EBITDA dollar achievement, the target was $444.0 million and BGSI achieved $334.8 million. For new location revenue, the target was $95.7 million and BGSI achieved $43.6 million. This

33 Same-store sales and same-store sales growth are not recognized measures under International Financial Reporting Standards (“IFRS”). Management believes that in addition to sales, the supplemental measure of same-store sales is useful as it provides investors with an indication of sales that includes only those locations in operation for the full comparative period. Same-store sales is presented excluding the impact of foreign exchange on the current period. Same-store sales growth is calculated as the increase in same-store sales from the prior to the current period divided by same-store sales of the prior period. Investors should be cautioned, however, that same-store sales and same-store sales growth should not be construed as an alternative to sales determined in accordance with IFRS as an indicator of Boyd’s performance. Boyd’s method of calculating this measure may differ from other public issuers and, accordingly, may not be comparable to similar measures used by other issuers. For a detailed explanation of how Boyd’s non-GAAP measures are calculated from sales, please refer to the section titled “Non-GAAP Financial Measures and Ratios” in Boyd’s MD&A filing (dated March 19, 2025) for the period ended December 31, 2024, which is incorporated by reference in this Circular. A copy of Boyd’s MD&A filing (dated March 19, 2025) for the period ended December 31, 2024 can be accessed via the SEDAR+ Web site (www.sedarplus.ca).

34 Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, adjusted for the fair value adjustments related to contingent consideration, as well as acquisition and transformational cost initiatives), is not a recognized measure under International Financial Reporting Standards (“IFRS”). Management believes that in addition to net earnings, the supplemental measure of EBITDA is useful as it provides investors with an indication of earnings from operations and cash available for distribution, both before and after debt management, productive capacity maintenance and non-recurring and other adjustments. Investors should be cautioned, however, that EBITDA should not be construed as an alternative to net earnings determined in accordance with IFRS as an indicator of Boyd’s performance. Boyd’s method of calculating this measure may differ from other public issuers and, accordingly, may not be comparable to similar measures used by other issuers. For a detailed explanation of how Boyd’s non-GAAP measures are calculated from net earnings, please refer to the section titled “Non-GAAP Financial Measures and Ratios” in Boyd’s MD&A filing (dated March 19, 2025) for the period ended December 31, 2024, which is incorporated by reference in this Circular. A copy of Boyd’s MD&A filing (dated March 19, 2025) for the period ended December 31, 2024 can be accessed via the SEDAR+ Web site (www.sedarplus.ca).

performance versus the targets resulted in the participating NEOs receiving no payout on same-store sales growth, EBITDA dollar achievement and new location revenue. Accordingly, annual incentive payments to NEOs for 2024 pertained solely to the achievement of personal goals.

A summary of the actual annual bonus paid to each NEO for 2024 is as follows:

Named Executive Officer	Salary	Actual Amount Paid Pursuant to NEO’s STIP

TIMOTHY O’DAY	$824,231	$288,750

JEFF MURRAY[35]	$336,159[36]	$70,593[37]

BRIAN KANER	$649,519	$195,000

KIM MORIN	$389,088	$81,769

PAUL GANGE[38]	$221,154	$86,250

NEO’s and other LTIP participants may elect under the LTIP to defer up to 100% of their STI award into restricted share units when the STI award would have otherwise been paid in cash. The election sets out that these restricted share units are then settled no later than the end of the third year following the calendar year to which the STI relates.

Long Term Incentives

BGSI has adopted the LTIP and the Stock Option Plan. Although the LTIP was amended and restated on March 12, 2025, as the Amended and Restated LTIP, references in this section of the Information Circular to the LTIP shall refer to the LTIP in effect prior to March 12, 2025. The approval of the Amended LTIP by shareholders is being sought at the Meeting. Please see “Approval of Amended and Restated Long-Term Incentive Plan” on page 33 of this Information Circular for a description of the Amended LTIP. The purposes of the LTIP and Stock Option plan are to: (i) support the achievement of the Company’s performance objectives; (ii) ensure that interests of key employees are aligned with the success of the Company; (iii) provide compensation opportunities to attract, retain and

35 Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group.

36 C$ denominated figure converted at an average annual exchange rate of 0.7302.

37 C$ denominated figure converted at an average annual exchange rate of 0.7302.

38 Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024. His STIP compensation includes compensation received as an inducement to join BGSI.

motivate senior management critical to the long-term success of the Company and its subsidiaries; and (iv) mitigate excessive risk taking by the Company’s key employees.

The Company’s LTIP provides for flexibility to make the following types of grants to key employees employed both in and outside Canada:

•

Performance Cash Awards which represent the right to receive payments, conditional, in whole or in part, upon the achievement of one or more objective performance goals. A Performance Cash Award granted under the Plan is denominated and payable in cash.

•

Performance Share Units which represent the right to receive payments valued by reference to Shares of BGSI, conditional, in whole or in part, upon the achievement of one or more objective performance goals. A Performance Share Unit granted under the Plan is notionally denominated in Shares and payable in cash.

•

Restricted Share Units which represent the right to receive payments valued by reference to Shares of BGSI. A Restricted Share Unit granted under the Plan is notionally denominated in Shares and payable in cash.

The Company’s Stock Option plan provides the flexibility to make the following grants to key employees employed both in and outside Canada:

•

Stock Option awards, which provide the option of purchasing Shares at a fixed exercise price. Options vest equally on the 2nd, 3rd, 4th and 5th anniversaries of the grant date and expire after 10 years.

The People, Culture and Compensation Committee set the 2022 target mix of the expected value of the long-term incentives at 50% Performance Share Units and 35% Restricted Share Units and 15% Stock Options. In 2022, RSUs rose to 35% of expected value of long-term incentives from 15% and vesting changed to 3 year proportional from 3 year cliff. The revision to target mix weighting was made to increase key management retention coming out of the COVID-19 pandemic. The performance based grants for the NEOs cliff vest and will be paid out following the end of the three-year performance period, subject to the terms of the Plan, based on the following performance criteria:

•	50% weighting based on achievement of ROIC targets of BGSI over a three-year performance period
•	50% weighting based on the Relative TSR Performance of Boyd for the three-year performance period as compared to the companies the performance peer group

The time based incentives are based on the following:

•	Restricted Share Unit generally vesting on a 3-year pro-rata basis

•	Stock Option Grants that vest over five years, 1/4 at each of the end of the 2nd, 3rd, 4th and 5th anniversaries of the grant date. Stock Options expire after 10 years.

The People, Culture and Compensation Committee set the 2023 target mix of the expected value of the long-term incentives at 60% Performance Share Units and 25% Restricted Share Units and 15% Stock Options. In 2023 RSU was reduced to 25% of expected value of LTI from 35% and vesting remained a 3 year proportional. The revision to the NEOs’ target mix was adopted to further align their interests with the success of the Company and creation of shareholder value, consistent with the Company’s compensation philosophy. The performance based grants for the NEOs cliff vest and will be paid out following the end of the three-year performance period, subject to the terms of the Plan, based on the following performance criteria:

•	50% weighting based on achievement of ROIC targets of BGSI over a three-year performance period
•	50% weighting based on the Relative TSR Performance of Boyd for the three-year performance period as compared to the companies in the performance peer group

The time based incentives are based on the following:

•	Restricted Share Unit generally vesting on a 3-year pro-rata basis
•	Stock Option Grants that vest over five years, 1/4 at each of the end of the 2nd, 3rd, 4th and 5th anniversaries of the grant date. Stock Options expire after 10 years.

The People, Culture and Compensation Committee set the 2024 target mix of the expected value of the long-term incentives at 70% Performance Share Units and 15% Restricted Share Units and 15% Stock Options. In 2024 RSU was reduced to 15% of expected value of LTI from 25% for 2023 and vesting changed to a 3 year cliff, and PSU was increased from 60% for 2023 to 70% for 2024. The revision to the target mix was adopted to continue the transition to the pre-pandemic LTI plan structure which was more heavily weighted to performance based grants. The performance based grants for the NEOs cliff vest and will be paid out following the end of the three-year performance period, subject to the terms of the Plan, based on the following performance criteria:

•	50% weighting based on achievement of ROIC targets of BGSI over a three-year performance period
•	50% weighting based on the Relative TSR Performance of Boyd for the three-year performance period as compared to the companies in the performance peer group

The time based incentives are based on the following:

•	Restricted Share Unit vesting on a 3-year cliff basis

•	Stock Option Grants that vest over five years, 1/4 at each of the end of the 2nd, 3rd, 4th and 5th anniversaries of the grant date. Stock Options expire after 10 years.

The performance measures were selected for alignment with BGSI’s strategy and long-term value creation for shareholders.

The size of award, which is determined at the beginning of the year, is based on an executive’s performance and the executive’s future potential, in conjunction with competitive market compensation benchmark information.

Performance Share Units

For 2024, BGSI granted the following payout opportunities for Performance Share Units stated as a percentage of target for each NEO:

Named Executive Officer	Below Threshold (% of Target)	Threshold (% of Target)	Target (% of Target)	Max (% of Target)

TIMOTHY O’DAY	0.0%	50.0%	100.0%	200.0%

JEFF MURRAY	0.0%	50.0%	100.0%	150.0%

BRIAN KANER	0.0%	50.0%	100.0%	150.0%

KIM MORIN	0.0%	50.0%	100.0%	150.0%

PAUL GANGE	0.0%	50.0%	100.0%	150.0%

The peer group includes companies operating in a similar industry as well as those of a size appropriate range and scope to BGSI and its subsidiaries in terms of revenue, enterprise value and market cap. The peer group is comprised of the 22 North American based companies listed below and provides a robust sample size for performance comparisons. The peer group includes a selection of companies from other relevant industries, since there are few comparable automotive aftermarket companies. The performance peer companies for the 2024 award are: Advance Auto Parts Inc., Asbury Automotive Group, Inc., AutoCanada Inc., AutoNation Inc., AutoZone Inc., CarMax, Inc., Driven Brands Holdings Inc., FirstService Corporation, Genuine Parts Company, Group 1 Automotive, Inc., Lithia Motors Inc., LKQ Corp, Monro Inc., Mister Car Wash Inc.,

America’s Car-Mart Inc., O’Reilly Automotive Inc., Penske Automotive Group Inc., Rush Enterprises Inc., Sonic Automotive, Inc., Stantec Inc., Uni-Select Inc., and Valvoline Inc.

The performance multiplier for each measure depends on BGSI’s performance against each target. The People, Culture and Compensation Committee reviews and approves the financial performance targets and recommends them to the Board for approval. Actual payouts for the financial measures vary from nil for below threshold performance levels, to target for target performance, or above target based on maximum performance levels.

The tables and information below show how BGSI assesses performance against each measure for the plan participants, including NEOs.

The financial goals for the 2022 Awards are as set out in the table below:

Company Performance Metric	Threshold Company Performance Goal	Target Company Performance Goal	Maximum Company Performance Goal
ROIC	15.9%	19.9%	22.9%
Relative TSR	25th Percentile	50th Percentile	75th Percentile

The financial goals for the 2023 Awards are as set out in the table below:

Company Performance Metric	Threshold Company Performance Goal	Target Company Performance Goal	Maximum Company Performance Goal
ROIC	16.8%	19.8%	21.3%
Relative TSR	25th Percentile	50th Percentile	75th Percentile

The financial goals for the 2024 Awards are as set out in the table below:

Company Performance Metric	Threshold Company Performance Goal	Target Company Performance Goal	Maximum Company Performance Goal
ROIC	17.7%	21.5%	23.5%
Relative TSR	25th Percentile	50th Percentile	75th Percentile

The assessments between the performance levels set out in the tables above are interpolated on a straight line basis.

For the three year performance period of 2022 to 2024, BGSI achieved a TSR result of 9.9%, resulting in relative TSR performance at the 48th percentile of peers and relative TSR Performance criteria between threshold and target, earning a payout of 95.2%. During the same three year period, BGSI achieved a ROIC between threshold and target of 17.6%, resulting in a payout of 71.3%.

For the three year performance period of 2018 to 2020, the LTIP was calculated according to the defined measures and paid on that basis. However, given the significant impact on ROIC and constant currency revenue growth in 2020, as discussed in more detail in the 2020 management information circular, the Board decided at that time to award RSUs that vest over 3 years on a cliff basis, for the amount that would have been paid if BGSI achieved threshold level constant currency revenue growth in 2020. No award was made to adjust for ROIC or TSR. The Board viewed this approach as a retention tool, balancing the objectives of meeting targets, with the circumstances that occurred in 2020 as a result of the COVID-19 pandemic and the actions taken by management to minimize the impact and still deliver meaningful business results. The Board determined to cancel these discretionary RSUs effective December 31, 2021 and replaced them with a deferred cash award, valued using a weighted average share price of C$193.85 ($152.91 based on the December 31, 2021 exchange rate of $0.7888), as compared to the grant value of the RSUs of C$224.02. The award vested on January 1, 2024, was paid out at that time and is included in the summary compensation table for 2024. The deferred cash award is not a share-based award and did not increase or decrease if BGSI’s share price had increased or decreased at the time of vesting.

Named Executive Officer	Deferred cash award vested January 1, 2024

TIMOTHY O’DAY	$300,270

JEFF MURRAY	N/A

BRIAN KANER	N/A

KIM MORIN	$18,027

PAUL GANGE	N/A

A summary of the 2021 PSU award at target, followed by the actual total amount vested and paid to each NEO for the January 1, 2021 to December 31, 2023 performance periods is set out in the following table:

Named Executive Officer	2021 LTIP PSU award at Target, Vesting Jan 1, 2024	Vested Jan 1, 2024

TIMOTHY O’DAY	$854,000	$390,406

JEFF MURRAY (1)	$53,800[39]	$24,595[40]

BRIAN KANER (2)	N/A	N/A

KIM MORIN	$113,750	$52,001

PAUL GANGE (3)	N/A	N/A

(1) Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group.

(2) Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022.

(3) Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

A summary of the 2022 PSU award at target, followed by the actual total amount vested and paid to each NEO for the January 1, 2022 to December 31, 2024 performance periods is set out in the following table:

Named Executive Officer	2022 LTIP PSU award at Target, Vesting Jan 1, 2025	Target Available Jan 1, 2025

TIMOTHY O’DAY	$710,000	$710,000

JEFF MURRAY (1)	$40,969[41]	$40,969

BRIAN KANER (2)	N/A	N/A

KIM MORIN	$126,000	$126,000

PAUL GANGE (3)	N/A	N/A

(1) Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group.

(2) Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022.

(3) Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

39 C$ denominated figure converted at an exchange rate of 0.7843.

40 C$ denominated figure converted at an exchange rate of 0.7561.

41 C$ denominated figure converted at an exchange rate of 0.7888.

A summary of the 2023 PSU award at target for the January 1, 2023 to December 31, 2025 performance periods is set out in the following table:

Named Executive Officer	2023 LTIP PSU award at Target, Vesting Jan 1, 2026	Target Available Jan 1, 2026

TIMOTHY O’DAY	$942,000	$942,000

JEFF MURRAY (1)	$46,019[42]	$46,019

BRIAN KANER (2)	$875,000	$875,000

KIM MORIN	$151,200	$151,200

PAUL GANGE (3)	N/A	N/A

(1)Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group.

(2) Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022.

(3) Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

A summary of the 2024 PSU Performance Share Unit award at target for the January 1, 2024 to December 31, 2026 performance periods is set out in the following table:

Named Executive Officer	2024 LTIP PSU award at Target, Vesting Jan 1, 2027	Target Available Jan 1, 2027

TIMOTHY O’DAY	$1,386,000	$1,386,000

JEFF MURRAY	$243,657[43]	$243,657

BRIAN KANER	$568,750	$568,750

KIM MORIN	$218,051	$218,051

PAUL GANGE	$301,875	$301,875

42 C$ denominated figure converted at an exchange rate of 0.7383.

43 C$ denominated figure converted at an exchange rate of 0.7561.

Restricted Share Units

For 2021, BGSI granted the following payout opportunities for Restricted Share Units stated at target for each NEO:

Named Executive Officer	2021 LTIP RSU award, Vesting Jan 1, 2024	Vested Jan 1, 2024

TIMOTHY O’DAY	$213,000	$214,509

JEFF MURRAY (1)	$11,529[44]	$13,514[45]

BRIAN KANER (2)	N/A	N/A

KIM MORIN	$24,375	$28,572

PAUL GANGE (3)	N/A	N/A

(1) Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group.

(2) Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022.

(3) Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

For 2022, BGSI granted the following payout opportunities for Restricted Share Units stated at target for each NEO:

Named Executive Officer	2022 LTIP RSU award, Vesting Jan 1, 2023 to Jan 1, 2025	Vested Jan 1, 2023 to Dec 31, 2023	Vested Jan 1, 2024 to Dec 31, 2024	Available Jan 1, 2025

TIMOTHY O’DAY	$497,000	$170,564	$222,689	$165,667

JEFF MURRAY (1)	$414,689[46]	$9,842[47]	$671,348[48]	$9,559

BRIAN KANER (2)	N/A	N/A	N/A	N/A

KIM MORIN (3)	$288,200	$30,269	$246,716	$29,400

PAUL GANGE (4)	N/A	N/A	N/A	N/A

(1) Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group. For retention purposes, on May 12, 2022 Mr. Murray was granted a one time award of C$500,000 converted at an exchange rate of $0.7720 with a two year cliff vesting period.

(2) Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022.

(3) For retention purposes, on February 11, 2022, Kim Morin was granted a one time award of $200,000 with a cliff vesting date of December 31, 2024.

(4) Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

44 C$ denominated figure converted at an exchange rate of 0.7843.

45 C$ denominated figure converted at an exchange rate of 0.7561.

46 C$ denominated figure converted at an exchange rate of 0.7888.

47 C$ denominated figure converted at an exchange rate of 0.7383.

48 C$ denominated figure converted at exchange rates of 0.7561 and 0.7318.

For 2023, BGSI granted the following payout opportunities for Restricted Share Units stated at target for each NEO:

Named Executive Officer	2023 LTIP RSU award, Vesting Jan 1, 2024 to Jan 1, 2026	Vested Jan 1, 2024 to Dec 31, 2024	Available Jan 1, 2025 to Jan 1, 2026

TIMOTHY O’DAY	$392,500	$171,685	$261,667

JEFF MURRAY (1)	$19,175[49]	$8,359[50]	$12,783

BRIAN KANER (2)	$436,250	$68,373	$384,167

KIM MORIN	$63,000	$27,541	$42,000

PAUL GANGE (3)	N/A	N/A	N/A

(1) Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Mr. Murray served as Vice President, Finance at the Boyd Group.

(2) Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022. A one time award of $280,000 in RSUs with a three year cliff vesting period was granted to Mr. Kaner as part of his employment contract that commenced in 2022.

(3) Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

For 2024, BGSI granted the following payout opportunities for Restricted Share Units stated at target for each NEO:

Named Executive Officer	2024 LTIP RSU award, Vesting Jan 1, 2027	Available Jan 1, 2027

TIMOTHY O’DAY	$297,000	$297,000

JEFF MURRAY	$52,212[51]	$52,212

BRIAN KANER	$121,875	$121,875

KIM MORIN	$46,725	$46,725

PAUL GANGE (1)	$564,688	$564,688

(1) Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024. Included in his total is a one time award of $500,000 in RSUs with a cliff vesting date of August 5, 2027, that was granted to Mr. Gange as part of his employment contract that commenced in 2024.

Option Based Awards

Certain Senior Executives have been provided long-term incentives through the grant of stock options as set out under ‘Incentive Plan Awards’. These stock options have been granted under the stock option plan of BGSI (the “Stock Option Plan”) which was approved by Shareholders at the Annual General and Special Meeting on May 12, 2021.

49 C$ denominated figure converted at an exchange rate of 0.7383.

50 C$ denominated figure converted at an exchange rate of 0.7561.

51 C$ denominated figure converted at an exchange rate of 0.7561.

The purpose of the Stock Option Plan is to (a) support the achievement of BGSI’s performance objectives; (b) ensure that interests of key persons are aligned with the long-term success of BGSI and the creation of value for its shareholders; and (c) provide compensation opportunities to attract, retain and motivate senior management critical to the long-term success of BGSI and its subsidiaries. The Stock Option Plan will authorize the Board and the People, Culture and Compensation Committee to issue stock options (“Options”) to employees or officers of BGSI and such affiliates as are designated from time to time (“Eligible Persons”). The aggregate number of common shares that may be reserved for issuance on the exercise of Options under the Stock Option Plan, together with the common shares issuable under grants under all other securities-based compensation arrangements of BGSI, must not exceed 250,000 common shares. For greater clarity, to the extent that Options expire or are terminated or cancelled, BGSI may make a further grant of Options in replacement for such expired, terminated or cancelled Options, provided that the 250,000 maximum is not exceeded.

In addition, under the Stock Option Plan:

•

subject to the terms of the Stock Option Plan, the number of common shares subject to each Option, the exercise price of each Option, the expiration date of each Option, the extent to which each Option vests and is exercisable from time to time during the term of the Option and other terms and conditions relating to each Option will be determined by the People, Culture and Compensation Committee from time to time;

•

subject to any adjustments pursuant to the provisions of the Stock Option Plan, the exercise price of any Option shall be as determined and approved by the People, Culture and Compensation Committee, but under no circumstances will such price be lower than the Fair Market Value (as defined in the Stock Option Plan) of the common shares on the Grant Date (as defined in the Stock Option Plan);

•

the term of an Option shall be as determined and approved by the People, Culture and Compensation Committee in the Grant Agreement (as defined in the Stock Option Plan), subject to certain limited exceptions, including that if the expiration date for an Option occurs during or within ten (10) business days following, the end of the period of time during which the relevant person granted Options (an “Optionee”) cannot exercise an Option due to applicable policies of BGSI in respect of insider trading (a “Blackout Period”), then the expiration date for that Option shall be the date that is the tenth (10th) business day after the expiry date of the Blackout Period;

•	Options are personal to the grantee and are non-transferable and non-assignable, except in certain limited circumstances;
•	at any time, the maximum number of common shares which may be reserved for issuance pursuant to Options under the Stock Option Plan and all other security-

based compensation arrangements to any one person shall be 5% of the common shares outstanding at the Grant Date;
•

the aggregate number of common shares issued to insiders within any 12 month period, or issuable to insiders at any time, under the Stock Option Plan and any other security based compensation arrangement of BGSI, may not exceed 10% of the total number of issued and outstanding common shares during such period of time; and

•

the maximum number of common shares which may be issued to insiders under the Stock Option Plan and all other security-based compensation arrangements within a 12-month period shall be 5% of the common shares outstanding at the Grant Date.

Under the Stock Option Plan, where an Optionee resigns from BGSI, the Optionee’s unvested Options shall immediately be forfeited and the Optionee’s vested options may be exercised until the earlier of 30 days after the date of resignation and the expiry date of the options. Where an Optionee is terminated by BGSI for cause, the Optionee’s unvested and vested options shall immediately be forfeited, except only as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation. Where an Optionee is terminated by BGSI without cause, the Optionee’s unvested options shall immediately be forfeited, all vesting of such Optionee’s options shall cease on the date of termination, and the Optionee shall forfeit all rights and have no entitlements with respect to any outstanding option that would vest, or become payable, exercisable or be settled after such date. Where an Optionee retires from BGSI, the Optionee’s unvested options will remain outstanding and continue to vest and become exercisable as if the Optionee had been actively employed by BGSI until the earlier of the expiry date of the options and the five (5) year anniversary of the Optionee’s retirement date. Where an Optionee is no longer an Eligible Person as a result of his or her death or disability, all unvested options held by such Optionee shall immediately vest as of the Optionee’s termination date and any unexercised options will be exercisable until the earlier of the expiry date of the options and the one (1) year anniversary of the Optionee’s termination date.

Options may be exercised in accordance with the specific terms of their grant and by the Optionee delivering an exercise notice and the exercise price to BGSI for all of the Options exercised.

The Stock Option Plan also provides that BGSI may withhold from amounts payable to an option holder, such amounts as may be necessary to enable BGSI to comply with applicable requirements of tax laws relating to the withholding of tax or other required deductions with respect to options.

The People, Culture and Compensation Committee may amend, suspend or terminate the Stock Option Plan or amend Options granted under the Stock Option Plan at any time without Shareholder approval; provided, however, that: (a) approval by a majority of the votes cast by Shareholders present and voting in person or by proxy at a meeting of Shareholders of BGSI must be obtained for any: (i) amendment for which, under the requirements of the TSX or any applicable law, shareholder approval is required; (ii) increase to the maximum number or percentage of securities issuable under the Stock Option Plan; (iii) reduction of the exercise price, or cancellation and reissuance of Options or other entitlements, of Options granted under the Stock Option Plan; (iv) extension of the term of Options beyond the original expiry date; (v) expansion of the categories of Eligible Person that would have the potential of broadening or increasing insider participation; (vi) provision of any financial assistance to an Optionee in connection with the exercise of an Option; (vii) allowance of Options granted under the Stock Option Plan to be transferable or assignable other than for estate settlement purposes; (viii) any amendment to provide for other types of security-based compensation involving the issue of equity; or (ix) amendment to the Stock Option Plan’s amendment provisions; and (b) the consent of the Optionee is obtained for any amendment which alters or impairs any Option previously granted to an Optionee under the Stock Option Plan.

Notwithstanding the other provisions of the Stock Option Plan, if a Change of Control (as defined in the Stock Option Plan) occurs, any surviving, successor or acquiring entity of BGSI will assume any outstanding Options or will substitute similar options for the outstanding Options. If such entity does not assume the outstanding Options or substitute similar options for the outstanding Options, or if the People, Culture and Compensation Committee otherwise determines in its sole discretion, the People, Culture and Compensation Committee may: (a) give written notice to all option holders advising that, effective immediately prior to the Change of Control, all Options shall be deemed to be vested and may be exercised at such time and subject to such conditions as the People, Culture and Compensation Committee may specify; or (b) determine that, upon the occurrence of a Change of Control, an option holder may surrender any vested or unvested Option outstanding immediately prior to the Change of Control in exchange for a payment with respect to each Option in (i) cash, (ii) shares of BGSI or of a corporation or other business entity that is a party to the Change in Control, or (iii) other property, subject to certain limitations.

As of December 31, 2024, there are 67,762 outstanding Options under the Stock Option Plan, which is less than 0.4% of the total outstanding common shares of BGSI. The number of available Options under the Stock Option Plan is 250,000, which is 1.2% of the total outstanding common shares of BGSI.

Termination of Employment

If the participant does not remain continuously employed by BGSI through January 1st of the year immediately following the last day of the relevant Performance Period or the scheduled Vesting Date, as applicable, vesting is dependent on the nature of the termination of employment as follows:

•	Resignation – all rights, title and interest with respect to Performance Cash Awards, Performance Share Units, Restricted Share Units and Stock Options which have not vested are forfeited.
•

Termination for Just Cause – all rights, title and interest with respect to Performance Cash Awards, Performance Share Units and Restricted Share Units which have not vested are forfeited. All rights, title and interest with respect to Stock Options are forfeited, whether vested or unvested.

•	Termination without Just Cause, Death or Disability Termination – the extent of vesting will be determined by management of BGSI based on pre-defined formulas.
•

Retirement – all Performance Cash Awards, Performance Share Units, Restricted Share Units and Stock Options will continue to vest in the ordinary course, subject to future performance. Retirement means the cessation of the employment which is deemed to be a retirement by a resolution of the People, Culture and Compensation Committee.

Annual Burn Rate

The table below provides the annual burn rate of BGSI’s security-based compensation arrangements.

Security-Based Compensation Arrangement	2022	2023	2024

Stock option plan	0.08%	0.13%	0.09%

Long-term incentive plan[52]	-	-	-

Total	0.08%	0.13%	0.09%

Executive Compensation Clawback Policy

On March 21, 2017, BGSI’s predecessor (Boyd Group Income Fund), adopted an executive compensation clawback policy, which became effective January 1, 2017. At that time, the policy applied to the CEO, each of the CEO’s direct reports, and the VP Finance. On January 1, 2020, the Board amended the executive compensation clawback policy

52 No awards that may be settled in shares were granted under the LTIP in 2024. All previously awarded grants under the LTIP may only be settled in cash.

such that the policy applied to the Named Executive Officers and the VP Finance of BGSI. On November 8, 2022, the Board further amended the policy such that the policy now applies only to the Named Executive Officers of BGSI.

The policy applies to any incentive-based compensation, which refers to compensation relating to the achievement of performance goals or similar conditions, including the STIP and the LTIP.

The policy is triggered in the following circumstances: (i) upon restatement of the financial statements of BGSI where the incentive compensation received by an executive would have been lower had the financial results been correctly reported; and (ii) if the Board determines an executive has engaged certain misconduct, including, without limitation, fraud or intentional and/or reckless non-compliance with applicable laws, rules or regulations, or BGSI’s Code of Business Conducts and Ethics.

The period of time during which BGSI is entitled to seek recovery of the overcompensation amount is three (3) years prior to the restatement date or three years from the date of the misconduct, whichever is applicable.

Anti-Hedging Policy

Pursuant to BGSI’s Insider Trading Policy, BGSI executives and other insiders are prohibited from entering into short sales, put or call arrangements related to BGSI’s shares.

Use of Discretion

The Board has the authority to amend performance measures and targets in relation to incentive programs and the related measurement of results in order to reflect business conditions, circumstances, and events not predicted when setting targets. The discretionary assessment of performance does not, however, form part of the design of incentive programs. During 2024, the Board did not exercise its authority to adjust the measures, targets or results of incentive programs.

Program Changes for 2025

Compensation Peer Group: For 2025, the compensation peer group will be adjusted. Uni-Select Inc was removed.

Performance Peer Group: For 2025, the performance peer group will be adjusted. Uni-Select Inc. was removed.

Company Performance Metrics for STIP and LTIP: For 2025, the company performance metrics for the STIP and LTIP will be different to those used for 2024. Given the continued emphasis on growth in 2025, the Company will retain a unit growth metric, but will measure that in new unit count rather than new location revenue in the 2025 STIP. Further modifications to the STIP will change the improvement in EBITDA dollars to an achievement of EBITDA margin percent, remove same store sales growth and add revenue growth. By removing the same stores sales growth metric from the plan, we have flexibility to manage continued uncertainty in the claims environment and other factors, while focusing on maximizing overall revenue. In order to remain competitive in the industry, the 2025 LTIP will move from 70% to 50% PSU’s, RSU’s will move from 15% to 35% with vesting changing to 3 year proportional from 3 year cliff, and Stock Options will remain at 15%.

2025 STIP awards have been designed as follows:

•	30% weighting based on achievement of EBITDA margin percent of BGSI
•	30% weighting based on BGSI revenue growth
•	20% weighting based on new unit count
•	20% weighting based on personal goals

2025 LTIP awards have been designed as follows:

•	25% weighting of PSU’s based on achievement of ROIC targets of BGSI over a three-year performance period
•	25% weighting of PSU’s based on the Relative TSR Performance of Boyd over the three-year performance period as compared to the companies in the performance peer group
•	35% weighting based on a Restricted Share Unit generally vesting on a 3-year pro-rata basis
•	15% weighting based on Stock Option grants that vest over five years, 1/4 at each of the end of the 2nd, 3rd, 4th and 5th anniversaries of the grant date. Stock Options expire after 10 years.

The STIP and LTIP performance measures were selected for alignment with BGSI’s strategy and long-term value creation for shareholders.

Performance Graph

The following graph compares the cumulative total return of 7.33% on the Units/Shares since January 1, 2020, with the cumulative total shareholder return of 44.9% in the S&P/ TSX Composite index, assuming reinvestment of dividends/distributions, where applicable, for a comparable period.

Executive compensation is sensitive to performance. Salary adjustments and bonus arrangements consider the financial performance of BGSI and in times of poor performance, BGSI has reduced or eliminated salary increases or not approved a bonus plan for a period of time.

Given the linkage between the various elements of performance and at-risk pay calculations, and the significant weighting of variable compensation mix, BGSI’s executive compensation is designed to reflect the performance drivers that should lead to related changes in shareholder return.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Share-Based Awards (1) ($)	Option- Based Awards (2) ($)	Non-equity incentive plan compensation ($) (f)		Pension Value ($)	All Other Compensation (4) ($)	Total Compensation ($)
					Annual Incentive Plans (3)	Long-term Incentive Plans
(a)	(b)	(c)	(d)	(e)	(f1)	(f2)	(g)	(h)	(i)

Timothy O’Day CEO (5)	2024	824,231	1,683,000	297,000	288,750	nil	nil	342,368	3,435,349
	2023	785,000	1,334,500	235,500	1,265,813	nil	nil	nil	3,620,813
	2022	710,000	1,207,000	213,000	884,576	nil	nil	nil	3,014,576

Jeff Murray Executive Vice- President, Secretary and CFO (6)	2024	336,159[53]	295,870[54]	52,212[55]	70,593[56]	nil	nil	nil	754,834
	2023	287,739	65,193	11,505	237,411	nil	nil	nil	601,848
	2022	199,432	455,658	12,291	78,564	nil	nil	nil	745,944

Brian Kaner President and COO (7)	2024	649,519	690,625	121,875	195,000	nil	nil	87,547	1,744,566
	2023	625,000	1,311,250	793,750	880,208	nil	nil	87,547	3,697,755
	2022	108,173	nil	nil	778,529	nil	nil	nil	886,702

Kim Morin Chief Human Resources Officer (8)	2024	389,088	264,776	46,725	81,769	nil	nil	18,027	800,385
	2023	370,800	214,200	37,800	354,900	nil	nil	nil	977,700
	2022	360,000	414,200	37,800	280,396	nil	nil	nil	1,092,396

Paul Gange Chief Operating Officer, US Collision (9)	2024	221,154	866,563	64,688	86,250	nil	nil	nil	1,238,654

All amounts stated are in U.S. Dollars

(1)

Share-based awards reflects the grant date value of both the PSUs and RSUs awarded for 2022, 2023 and 2024. The grant date values were calculated using the ten-day weighted average price of Boyd’s shares on the TSX on the day before the grant. The number of PSUs that the named executives will actually earn can vary depending on performance. The value of RSUs that the named executives will actually earn varies with the value of Boyd’s shares on the TSX.

(2)

2022 option-based awards reflect the grant date fair value of stock options awarded using the Black-Scholes option-pricing model and key assumptions determined by the compensation consultants as follows: dividend yield 0.375%, volatility 28.0%, risk-free rate 2.025%, expected life 5.5 years, exercise price C$164.68. 2023 option-based awards reflect the grant date fair value of stock options awarded using the Black-Scholes option-pricing model and key assumptions determined by the compensation consultants as follows: dividend yield 0.27%, volatility 30.4%, risk-free rate 3.48%, expected life 5.5 years, exercise price C$211.26. 2024 option-based awards reflect the grant date fair value of stock options awarded using the Black-Scholes option-pricing model and key assumptions determined by the compensation consultants as follows: dividend yield 0.193%, volatility 30.68%, risk-free rate 3.61%, expected life 5.5 years, exercise price C$310.67.

(3)

Annual Incentive Plan awards are calculated at the end of a financial year and paid in the first or second quarter of the next financial year. Awards deferred as part of the U.S. deferred compensation plan are paid to the Trustee of the plan in the first quarter of the next financial year.

(4)

Except as otherwise noted, the value of perquisites and benefits for each Named Executive Officer is less than the lesser of $50,000 and 10% of the total annual base compensation and bonuses. During 2024, Timothy O’Day and Kim Morin received a deferred cash award valued using a weighted-average share price of C$193.85. See “Compensation Discussion & Analysis - Performance Share Units” for more information. Remaining other compensation for Tim O’Day is comprised of benefits and car allowances. Other compensation for Brian Kaner is comprised of benefits, housing, car and phone allowances.

(5)	The CEO is also a Director of BGSI. Directors who are also employed by BGSI do not receive additional compensation for their duties as Directors.

(6)

Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer. Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group. For retention purposes, on May 12, 2022 Mr. Murray was granted a one time award of C$500,000 in RSUs converted at an exchange rate of $0.7720 with a two year cliff vesting period.

(7)

Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022. His incentive compensation includes compensation received as an inducement to join BGSI and to compensate him for forfeited awards at his prior employer, consisting of: (1) In 2022, a one time cash award of $680,000 was granted to Mr. Kaner as part of his employment contract that commenced in 2022 and (2) in 2023, a one time award of $500,000 in PSUs and a one time award of $280,000 in RSUs both with three year cliff vesting periods, as well as a one time award of $700,000 in Stock Options that vest over five years, 1/4 at each of the end of the 2nd, 3rd, 4th and 5th anniversaries of the grant date. Through inadvertence BGSI did not include the 2022 inducement awards when making its named executive officer determinations for 2022. On August 7, 2024, Brian Kaner was appointed President and Chief Operating Officer of BGSI.

(8)

For retention purposes, on February 11, 2022 Kim Morin was granted a one time award of $200,000 in RSUs with a cliff vesting date of December 31, 2024. The amount reported as Share-Based Awards for 2022 has been updated to include this a one time RSU award, which was inadvertently omitted in the 2023 proxy circular.

(9)

Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024. His incentive compensation includes compensation received as an inducement to join BGSI consisting of a full year bonus and one time award of $500,000 in RSUs with a three year cliff vesting period.

53 C$ denominated figure converted at an average annual exchange rate of 0.7302.

54 C$ denominated figure converted at an exchange rate of 0.7561.

55 C$ denominated figure converted at an exchange rate of 0.7561.

56 C$ denominated figure converted at an average annual exchange rate of 0.7302.

Incentive Plan Awards

Outstanding Option-Based Awards and Share/Unit-Based Awards

		Option-based Awards				Share/Unit-based Awards
Name and Principal Position	Grant Option Year	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (C$)	Option Expiration Date	Value of Unexercised in the Money Options ($)	Number of Units or Shares that have not Vested (#)	Market or payout value of share/unit- based awards that have not Vested (1) ($)	Market or payout value of vested share/ unit-based awards not paid out or distributed ($)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)

Timothy O’Day CEO	2022	5,735.7	164.68	March 31, 2032	211,792	21,642	3,233,104	—
	2023	4,452.0	211.26	March 31, 2033
	2024	3,932.0	287.75	March 31, 2034

Jeff Murray Executive Vice-President, Secretary and CFO[57]	2022	331.0	164.68	March 31, 2032	12,122	2,153	321,637	—
	2023	218.0	211.26	March 31, 2033
	2024	691.0	287.75	March 31, 2034

Brian Kaner President and COO[58]	2023	15,006.0	211.26	March 31, 2033	38,458	11,417	1,705,588	—
	2024	1,613.0	287.75	March 31, 2034

Kim Morin Chief Human Resources Officer	2022	1,017.9	164.68	March 31, 2032	37,394	3,544	529,439	—
	2023	715.0	211.26	March 31, 2033
	2024	619.0	287.75	March 31, 2034

Paul Gange Chief Operating Officer, US Collision[59]	2024	1,177.0	230.49	August 5, 2034	—	4,719	704,973	—

(1)	Market value based on the December 31, 2024 10-day weighted average share price of C$214.95 translated using an exchange rate of 0.6950.

57 Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer.

Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group.

58 Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022.

59 Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

Incentive Plan Awards - Value Vested or Earned During the Year

Name and Principal Position	Option-based awards – Value vested during the yea r ($)	Share/Unit-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)

(a)	(b)	(c)	(d)

Timothy O’Day (1) CEO	182,732	1,501,226	288,750

Jeff Murray Executive Vice-President, Secretary and CFO[60]	10,868	717,816	70,593

Brian Kaner President and COO[61]	nil	68,373	195,000

Kim Morin Chief Human Resources Officer	30,150	354,831	81,769

Paul Gange Chief Operating Officer, US Collision[62]	nil	nil	86,250

(1)

Under the LTIP, Timothy O’Day deferred 100% of his 2021 STI award into RSUs when the STI award would have otherwise been paid out. The STI award was included in the summary compensation table as annual incentive award compensation for 2021. Value vested during 2024 includes the value of these RSUs which vested on September 30, 2024, in the amount of $501,937.

Deferred Compensation Plans

Certain senior U.S. employees, including the CEO as well as the EVP & COO and CHRO, are eligible to participate in BGSI’s deferred compensation plan for U.S. employees. The plan is designed to permit certain employees the ability to have a portion of their compensation paid into the plan. The plan is a funded plan for which a trust was established so that the plan assets could be segregated, however, the assets are subject to the general creditors of The Boyd Group (U.S.), Inc. in the case of bankruptcy. The assets are comprised of investments purchased to coincide with the individual employee’s investment preferences. The value of the assets and obligation vary with employee’s contributions and changes in the value of the investments.

Employment Agreements

BGSI has entered into executive employment agreements with certain NEOs. In addition to compensation, the agreements set out the following key termination provisions.

60 Jeff Murray served as Interim Chief Financial Officer beginning January 1, 2023. On July 12, 2023, Jeff Murray was appointed as Executive Vice-President and Chief Financial Officer.

Prior to January 1, 2023, Jeff Murray served as Vice President, Finance at the Boyd Group

61 Brian Kaner was appointed Executive Vice President and Chief Operating Officer for the Boyd Group’s collision business, effective October 31, 2022.

62 Paul Gange was appointed Chief Operating Officer for the Boyd Group’s US collision business, effective August 12, 2024.

Termination and Change in Control Benefits

For certain Executive Officers, BGSI provides for pre-determined severance payments in cases of termination without cause, striving to provide appropriate payments that reflect the potential difficulty in obtaining comparable employment in a short period of time and provide for a complete separation between the terminated employee and BGSI. Similarly, the employment contracts for certain Executive Officers include payments in respect of termination of employment as a result of change in control provisions. However, no Executive Officer employment agreements have single trigger change in control provisions.

Estimated Incremental Payment on Change of Control or Termination

The following table provides details regarding the estimated incremental payments from BGSI to the NEOs under the above-described agreements under one scenario, in the event of a change of control, or in the event of termination without cause, assuming either scenario took place on December 31, 2024.

Name	Triggering Event	Unpaid but Earned Incentive	Base Salary	STIP	Options	Performance Cash Awards	Other Benefits	Total

TIMOTHY O’DAY	Change of Control	nil	nil	nil	nil	nil	nil	nil
	Termination without Cause	$288,750	$1,650,000	$577,500	nil	$3,236,373	nil	$5,752,623

JEFF MURRAY[63]	Change of Control	nil	nil	nil	nil	nil	nil	nil
	Termination without Cause	$70,593	$504,239	$105,890	nil	$331,198	nil	$1,011,920

BRIAN KANER	Change of Control	nil	nil	nil	nil	nil	nil	nil
	Termination without Cause	$195,000	$108,333	$32,500	nil	$1,789,558	nil	$2,125,391

KIM MORIN	Change of Control	nil	nil	nil	nil	nil	nil	nil
	Termination without Cause	$81,768	$162,250	$34,070	nil	$527,876	nil	$805,964

PAUL GANGE	Change of Control	nil	nil	nil	nil	nil	nil	nil
	Termination without Cause	$86,250	$37,808	$7,188	nil	$740,669	nil	$871,915

Share Ownership Policy for Executives

On March 21, 2017, BGSI’s predecessor (Boyd Group Income Fund) adopted a Unit Ownership Policy for Executives, which outlined the minimum levels of unit ownership

63 C$ denominated figure converted at an average annual exchange rate of 0.7302.

required for the CEO and the CEO’s direct reports, including the Executive Vice President and CFO and President and COO. Effective January 1, 2020, the Board approved a share ownership policy for executives of BGSI. The policy specifies a share ownership requirement of 5X annual base salary for the CEO, 2X annual base salary for the Executive Vice President & CFO and the President & Chief Operating Officer, and 1X annual base salary for a number of other executives who lead a certain areas of the business. Participants must fulfill their ownership requirement within five years of becoming subject to this policy. The policy is designed to align the interests of those executives with the interests of the Shareholders and to promote commitment to sound corporate governance.

Based upon the advice received from Meridian on the terms of the Share Ownership Policy, the Directors concluded that the policy is consistent with good market practice and sound corporate governance.

The following forms of equity are included in determining the ownership level for each executive:

•	Shares of BGSI, which are owned directly and indirectly by the executive and the executive’s immediate family members residing in the same household;

•

Performance Share Units issued and held (adjusted to reflect the value of the underlying Units), whether vested or not, pursuant to the long-term incentive plans for executives of BGSI (unvested units are tracked at target/grant value, irrespective of performance results);

•	Restricted Share Units issued and held (adjusted to reflect the value of the underlying Shares), whether vested or not, pursuant to the long-term incentive plans for executives of BGSI; and

•	Shares acquired upon vesting or settlement of Performance Share Units and Restricted Share Units.

Executives are required to maintain ownership levels that meet or exceed the guidelines within five years of being appointed or promoted to their current position. BGSI believes that, given the short and long term incentive programs in place for executives, there are sufficient mechanisms available to assist an executive to reach required ownership levels.

The following table shows the market value of Shares held by the CEO, Executive Vice President & CFO, President & COO, and Chief Human Resources Officer as of March 25,

2025, based on the closing price on the TSX on March 25, 2025 and the ownership as a multiple of their respective base salary based on December 31, 2024 annual salary.

Executive Ownership

	Shares	Market Value of Shares (1)	Performance Share Units (2)	Restricted Share Units (2)(3)	Market Value of Performance Share Units(1)	Market Value of Restricted Share Units(1)	Total Market Value (1)	Net ownership as a multiple of base salary(4)	Minimum ownership as a multiple of annual base salary	Policy met	Date to meet
Timothy O’Day CEO	44,966	6,466,884	17,435	4,207	2,507,453	605,039	9,579,376	11.6	5.0	Yes	January 1, 2025
Jeff Murray Executive Vice- President and CFO	6,500	934,812	1,753	400	252,112	57,527	1,244,450	3.7	2.0	Yes	July 12, 2028
Brian Kaner President and COO	600	86,290	8,367	3,050	1,203,319	438,642	1,728,251	2.7	2.0	Yes	October 31, 2027
Kim Morin Chief Human Resources Officer	—	—	2,855	2,066	410,598	297,126	410,598	1.1	1.0	Yes	March 18, 2029

(1) The table shows the number of shares, performance share units and restricted share units as at March 25, 2025. Total market value has been calculated using the closing price of the Shares at March 25, 2025 of C$205.60 translated at an exchange rate of 0.6995 to $143.82.

(2) Performance share units/restricted share units include amounts granted not yet vested.

(3) Includes STIP payments that have been elected to be deferred as restricted share units.

(4) The table calculates net ownership as a multiple of base salary based on the December 31, 2024 annual salary.

Remuneration by Subsidiaries

During BGSI’s fiscal year ended December 31, 2024, Director compensation was paid by BGSI. BGSI’s subsidiaries have not paid any remuneration or issued any stock options whatsoever to Directors or officers of BGSI. The subsidiaries are listed in the Corporate Structure chart forming part of this Information Circular.

Director Compensation Table

Name(1)	Fees Earned ($)	Share-based awards ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

David Brown (2)	$87,624	$131,436	n/a	n/a	n/a	n/a	$219,060

Brock Bulbuck (2)	$58,416	$87,624	n/a	n/a	$89,671	n/a	$235,711

Robert Espey (2)	$—	$146,040	n/a	n/a	n/a	n/a	$146,040

Christine Feuell	$60,000	$140,000	n/a	n/a	n/a	n/a	$200,000

Robert Gross	$70,601	$105,902	n/a	n/a	n/a	n/a	$176,503

John Hartmann	$80,000	$120,000	n/a	n/a	n/a	n/a	$200,000

Violet Konkle (2)	$47,647	$111,171	n/a	n/a	n/a	n/a	$158,819

William Onuwa (2)	$—	$160,643	n/a	n/a	n/a	n/a	$160,643

Sally Savoia	$86,000	$129,000	n/a	n/a	n/a	n/a	$215,000

(1)	Officers of BGSI, who are also Directors, receive no further compensation for their duties as Directors. Their compensation is fully reflected in the Summary Compensation Table.
(2)	CAD fees earned and share-based awards converted at an average annual exchange rate of 0.7302.

Directors, who are not officers of BGSI, are compensated for duties performed for, or on behalf of, the Board of Directors. The Board determines the level of compensation for Directors, based on recommendations from the People, Culture and Compensation Committee. The Board reviews Director compensation as needed, taking into account time commitment, risks and responsibilities to ensure that the amount of compensation adequately reflects the responsibilities and risks of being a Director and makes adjustments as deemed necessary. The Board also takes into consideration the Director compensation relative to the same peer group used for benchmarking executive compensation.

Annual independent Director compensation changed effective January 1, 2024, and for the year ended December 31, 2024 was as follows:

(a)	Annual retainer of $200,000 Cdn. for Canadian Directors and $200,000 U.S. for U.S. Directors.

(b)	Additional Independent Board Chair retainer of $100,000 Cdn.

(c)	Annual premium Audit Committee Chair retainer of $20,000 Cdn.

(d)	Annual premium People, Culture and Compensation Committee Chair retainer of $17,500 Cdn.

(e)	Annual premium Governance & Sustainability Committee Chair retainer of $15,000 U.S.

Directors are entitled to be reimbursed for reasonable travel expenses and other expenses incurred by them in attending meetings of the Board of Directors or meetings of committees thereof.

Director Ownership Requirements

For 2024, the Director ownership requirements have been defined as follows: The minimum shareholding requirement for all Directors will be 3.0 times the total annual retainer or $525,000 Canadian. The minimum shareholding requirement for the Board Chair will be 3.0 times the total annual retainer (inclusive of the additional Board Chair retainer) or $825,000 Canadian. Committee Chair premiums shall not be included in the annual retainer calculations for the Directors. As at March 25, 2025, David Brown’s shareholdings exceed the minimum shareholding requirement for the Board Chair. In determining value held by a Director, the value of Deferred Share Units shall be included (see ‘Director Deferred Share Unit Plan’ below). A Director shall have 5 years from the date of the appointment to the Board to meet the requirements. Similarly, should the retainer be increased, the Director shall have 5 years to meet the increased ownership requirement. Once the minimum ownership level is met by a Director, he or she shall not be required to increase his or her ownership due to a decline in the share price.

Director Share/Unit-Based Awards

Name	Share/Unit-based Awards
	Share/Unit-based awards - Value vested during the year ($)[64]	Market or payout value of vested share/unit-based awards not paid out or distributed ($)[65]

David Brown	$131,436	$1,125,128

Brock Bulbuck	$87,624	$229,962

Robert Espey	$146,040	$450,248

Christine Feuell	$140,000	$218,439

Robert Gross	$105,902	$589,504

John Hartmann	$120,000	$427,445

Violet Konkle	$111,171	$844,687

William Onuwa	$160,643	$494,858

Sally Savoia	$129,000	$973,675

Director Deferred Share Unit Plan

The Board of BGI adopted a Directors Deferred Share Unit Plan on December 22, 2015, effective December 31, 2015. Effective January 1, 2020, BGSI assumed sponsorship of the director deferred share unit plan and it was amended to reflect the change in corporate structure from Boyd Group Income Fund to BGSI. The deferred share unit is now based on the value of the BGSI common shares. No other substantive changes to the plan were made as a result of the amendment. Certain features of the Directors Deferred Share Unit Plan are as follows:

•

All non-employee Directors participate in the Directors Deferred Share Unit Plan, the purpose of which is to attract, retain and motivate qualified and experienced individuals to serve as Directors and to align the interests between non-employee Directors of the Board and Shareholders. The Directors will receive a portion of their compensation in notional shares of BGSI.

•

The Directors Deferred Share Unit Plan allows Directors of BGSI to elect to receive up to 100% of their total Director compensation as an award of deferred share units. A minimum of 60% of total Director compensation will

[64]	Value vested during the year based on grant date share price and exchange rate.
[65]	Market value based on the December 31, 2024 5-day weighted average share price of C$215.25, translated using an average rate of 0.7302.

be awarded in deferred share units beginning January 1, 2016. The election for the additional amount to be deferred must be made by not later than the last day of the calendar year preceding the year to which the payment relates.

•	The Director Deferred Share Unit Plan is administered by the People, Culture and Compensation Committee.
•	A deferred share unit is the right to receive cash payment based on the value of the common shares of BGSI by means of a bookkeeping entry to an account in the name of the Director.
•

Deferred share units are credited to the Director’s account on the second payroll in the third month of each quarter (i.e. March, June, September, December), the number of which is determined by dividing the amount of the applicable portion of the Director’s annual retainer by the fair market value of a BGSI common share on that date.

•

The number of deferred share units to which a participant is entitled will be adjusted for the payment of dividends or other cash distributions on the BGSI common shares in accordance with the Directors Deferred Share Unit Plan.

•

A deferred share unit entitles the holder to an amount in cash equal to the fair market value of a BGSI common share on the day elected by a Director who is not a citizen or resident of the United States that is between the date the Director ceases to hold any position with Boyd Group Services Inc. as a director, officer or employee (“Termination Date”) of such Director and up to and including December 15 of the year following the year that includes the Director’s Termination Date (the “Settlement Date”) and in any case no later than December 31 of the year that includes the Settlement Date; provided that if such a Director fails to elect a Settlement Date, he or she shall be deemed to have elected the business day immediately prior to December 15 of the year following the year that includes the Director’s Termination Date as his or her Settlement Date. For DSUs credited to a director who is a citizen or resident of the United States (“U.S. Director”) account prior to January 1, 2020, the Settlement Date shall be one hundred twenty (120) days after the Termination Date, or where such day is not a business day, the next business day. For DSUs credited to a U.S. Director’s account on or after January 1, 2020, the Settlement Date shall be such business day elected by the U.S. Director between the Termination Date of such U.S. Director and up to and including December 15 of the calendar year that includes the U.S. Director’s Termination Date; provided that if such U.S. Director fails to elect a Settlement Date, he or she shall be deemed to have elected the business day immediately prior to December 15 of the year that includes the

Termination Date as his or her Settlement Date. In the unlikely event that a U.S. Director is a “specified employee” under the United States Internal Revenue Code of 1986 at the time of his or her separation from service, payment will occur on the date that is 185 days following the date of separation from service.

•

In the event of any subdivision, consolidation, reclassification, amalgamation, consolidation, merger or any other relevant changes, proportionate adjustments as are appropriate to reflect such a change will be made with respect to the number of deferred share units credited to the deferred share unit accounts.

•

Subject to applicable laws, a Director may designate in writing a person who is a dependent or relation of the Director as a beneficiary to receive any benefits that are payable upon the death of the Director.

•	The deferred share units will not be assignable by a Director.

INFORMATION RESPECTING BOYD GROUP SERVICES INC.

General

BGSI is a Canadian corporation existing under the Canada Business Corporations Act. The principal and head office of BGSI is located at 1745 Ellice Avenue, Unit C1, Winnipeg, Manitoba, R3H 1A6.

Public information about BGSI can be obtained by Shareholders on the System for Electronic Document Analysis and Retrieval at www.sedarplus.ca. Copies of such documents, including the financial statements and the Management’s Discussion & Analysis (“MD&A”) of BGSI, also can be obtained by writing to Boyd Group Services Inc., 1745 Ellice Avenue, Unit C1, Winnipeg, Manitoba, R3H 1A6, Attention: Secretary- Treasurer. Financial information for BGSI is provided in BGSI’s comparative financial statements and MD&A for the fiscal year ended December 31, 2024.

OTHER INFORMATION

Stock Exchange Listing

The Shares of BGSI are currently listed for trading on the TSX under the symbol “BYD.TO”.

Directors and Officers Liability Insurance

BGSI has arranged, at its cost, insurance against liability incurred by Directors and officers of BGSI and Directors and officers of the subsidiaries under seven separate insurance policies issued by AIG Insurance Company of Canada, Chubb Insurance Company of Canada, Zurich Insurance Company, CNA, Travelers Insurance Company of Canada, Hartford Fire Insurance Company, and Definity Insurance Corporation. These policies, in combination, provide for maximum coverage of C$70 million for each loss, subject to a combined C$70 million aggregate limit per year. Additional coverage of C$45 million exists under four separate insurance policies issued by Berkshire Hathaway, Arch Insurance Group, Berkley Insurance Group, Markel Canada Limited and sits on top of the C$70 million as excess coverage for the sole protection of Directors and Officers of BGSI and Directors and Officers of the subsidiaries.

Indebtedness of Directors and Executive Officers

As of the date hereof, no individual who is a Director or Executive Officer of BGSI or any of its subsidiaries, or at any time during the most recently completed financial year of BGSI, was a Director or Executive Officer of BGSI or any of its subsidiaries, is indebted to BGSI or any of its subsidiaries.

Interest of Management and Others in Material Transactions

During the fiscal year ending December 31, 2024, no Director or Executive Officer, or any associate or affiliate of the foregoing persons had any material interest, direct or indirect, in any material transaction with BGSI or any of the subsidiaries, except for the employment agreements entered into by BGI or its subsidiaries with its Executive Officers and as well as the following:

In certain circumstances BGI or The Boyd Group (U.S.) Inc. (“Boyd US”) has entered into property lease arrangements where an employee of BGI or Boyd US is the landlord. The property leases for these locations do not contain any significant non-standard terms and conditions that would not normally exist in an arm’s length relationship, and BGSI has determined that the terms and conditions of the leases are representative of fair market rent values. The following are the lease expense amounts for facilities under lease with related parties (in thousands of U.S. dollars):

Landlord	Affiliated Person(s)	Location	Lease Expires	December 31, 2024	December 31, 2023

Gerber Building No. 1 Ptnrp	Timothy O’Day	South Elgin, IL	2029	105	103

Shareholder Proposals for the Next Annual Meeting

To propose any matter for a vote by the shareholders at BGSI’s 2026 annual meeting of shareholders, a shareholder must deliver a proposal to the Secretary-Treasurer of BGSI at 1745 Ellice Avenue, Unit C1, Winnipeg, Manitoba R3H 1A6 no earlier than December 15, 2025 and no later than February 13, 2026.

STATEMENT OF GOVERNANCE PRACTICES

Good governance is important to BGSI, its Board of Directors and its management.

National Policy 58-201 Corporate Governance Guidelines (the “Policy”) and National Instrument 58-101 Disclosure of Corporate Governance Practices (the “Instrument”) set out corporate governance guidelines (the “Guidelines”) in a number of areas and the Instrument requires public entities to describe certain aspects of their governance practices in relation to the Guidelines in their information circulars. The Board of Directors (“Board”) endorses the Guidelines and believes that BGSI is in substantial compliance with them. Documents and websites referenced in this Circular are not incorporated by reference into this Circular unless the incorporation by reference is explicit. References to our website address in this Circular are intended to be inactive textual references only.

The following chart summarizes the status of BGSI’s governance policies and practices in relation to the Guidelines:

Governance Disclosure Requirements		Commentary

Board of Directors (the “Board”)
a)	Disclose the identity of directors (or proposed directors) who are independent.	Of the proposed Directors, David Brown, Robert Espey, Christine Feuell, John Hartmann, Violet Konkle, William Onuwa and Sally Savoia are independent Directors, if elected.
b)	Disclose the identity of directors (or proposed directors) who are not independent, and describe the basis for that determination.	Of the proposed Directors, Brian Kaner is not an independent Director, by virtue of being a member of management. The Board has determined that Brock Bulbuck could be considered to be independent for purposes of applicable Canadian securities laws. However, as a matter of good governance and to allow for a further cooling-off period following the end of Brock Bulbuck’s service as BGSI’s Executive Chair, the Board has nonetheless determined to consider Brock Bulbuck to be non-independent at this time. The Board intends to revisit this position and the associated analysis as part of its normal annual determination regarding the independence of the individuals nominated for service on the Board. Of the current Directors, Timothy O’Day is not an independent Director, by virtue of being a member of management.
c)

Disclose whether or not a majority of directors (or proposed directors) are independent. If a majority of directors are not independent, describe what the Board does to facilitate its exercise of independent judgment in carrying out its responsibilities.

A majority of Directors are independent.
d)	If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or foreign jurisdiction, identify both the director and the other issuer.

David Brown is a Director of RF Capital Group Inc. and Pollard Banknote Limited.

Brock Bulbuck is a Director of The North West Company Inc. Robert Espey is a Director of Parkland Corporation.

Violet Konkle is a Director of The North West Company Inc. and GFL Environmental.

e)

Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the Board does to facilitate open and candid discussion among its independent directors.

The Governance & Sustainability Committee is composed entirely of independent Directors and has appropriate structures and procedures in place to allow it to function independently of management. The Governance & Sustainability Committee has the authority to convene regular meetings without members of management in attendance. The Governance & Sustainability Committee and the full Board of Directors meet in-camera at every board meeting without management present to allow more open discussion. The Board has approved Corporate Governance Guidelines which state that an in camera meeting of all independent directors shall be held in conjunction with all meetings of the Board, and a copy of the guidelines is available at https://www.boydgroup.com/sustainability. This is part of each regularly scheduled quarterly meeting. The last such Governance & Sustainability Committee meeting was held on March 17, 2025 and the last such Board meeting was held on March 18, 2025.

The Board has expressly assigned responsibility to the Governance & Sustainability Committee for administering the Board’s relationship with management.

f)

Disclose whether or not the chair of the Board is an independent director. If the Board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the Board has neither a chair that is independent nor a lead director that is independent, describe what the Board does to provide leadership for its independent directors.

During 2021 the Board appointed David Brown as its Independent Chair. The Independent Chair’s primary role is to provide leadership to the Board and its committees, including chairing meetings in a manner that facilitates open discussions and expressions of competing views. The Independent Chair is also responsible for, among other things, assisting the Board in obtaining information required for the performance of their duties, retaining appropriately qualified and independent advisors as needed, working with the Board to support Board development and ensure a proper committee structure is in place, providing a link between the Board and management and acting in an advisory capacity to the CEO in all matters concerning the interests and management of BGSI.

g)	Disclose the attendance record of each director for all Board meetings held since the beginning of the issuer’s most recently completed financial year.	See “Election of Directors” in the Information Circular.
	Board Mandate - Disclose the text of the Board’s written mandate. If the Board does not have a written mandate, describe how the Board delineates its role and responsibilities.	The Board has adopted a written charter, a copy of which is attached as Appendix I hereto, and which is also available at https://www.boydgroup.com/sustainability.

Position Descriptions
a)	Disclose whether or not the Board has developed written position descriptions for the chair and the chair of each Board committee. If the Board has not developed written position descriptions for the chair and/or the chair of each Board committee, briefly describe how the Board delineates the role and responsibilities of each such position.	The Board has developed written position descriptions for the Board Independent Chair, each Committee Chair, Directors and the CEO, which are available at https://www.boydgroup.com/sustainability.
b)	Disclose whether or not the Board and CEO have developed a written position description for the CEO. If the Board and CEO have not developed such a position description, briefly describe how the Board delineates the role and responsibilities of the CEO.

Orientation and Continuing Education
a)	Briefly describe what measures the Board takes to orient new directors regarding i. the role of the Board, its committees and its directors, and ii. the nature and operation of the issuer’s business.

The Governance and Sustainability Committee provides a variety of orientation education programs to existing and new Directors. New Directors are provided with a record of historical published information about BGSI, the charter of the Board and its committees and other relevant information. Management makes regular presentations to the Board on the main areas of the business of BGSI’s subsidiaries. The Committees, with the assistance of management, and the external auditors, provide the Board members with regular and topical information regarding recent developments in corporate governance.

Updates on industry information prepared by a third party service provider are delivered to the Board on a quarterly basis, and periodically, speakers on industry topics present at Board meetings. In addition, each director is encouraged to attend external forums, conferences, seminars, and education programs dealing with the subject matters that are applicable to the member’s role on the Board or its committees or to increase the member’s knowledge of Boyd’s industry and other areas of interest relevant to Boyd’s business and affairs. See “Director Continuing Education” in the Information Circular.

b)	Briefly describe what measures, if any, the Board takes to provide continuing education for its directors. If the Board does not provide continuing education, describe how the Board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.

Ethical Business Conduct
a)

Disclose whether or not the Board has adopted a written code for the directors, officers and employees. If the Board has adopted a written code:

i. disclose how a person or company may obtain a copy of the code;

The Board has adopted a written Code of Business Conduct and Ethics which guides overall behaviour of the Board. The Code of Business Conduct and Ethics also governs the conduct of officers, employees and other associates of BGSI and its subsidiaries. BGSI will provide to any Shareholder upon request to its Secretary-Treasurer, a copy of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics can also be found at https://www.boydgroup.com/sustainability.
	ii. describe how the Board monitors compliance with its code, or if the Board does not monitor compliance, explain whether and how the Board satisfies itself regarding compliance with its code; and	The Board monitors compliance with the Code of Business Conduct and Ethics by requiring Directors and Executive Officers to certify compliance with the Code each year. Breaches of the Code of Business Conduct and Ethics are referred to the Governance and Sustainability Committee for review and remedial action as required. Employees are required to acknowledge receipt of the Code of Business Conduct and Ethics upon commencement of employment. When initially approved, the Code was distributed to all employees of BGSI and its subsidiaries. During 2024, all employees of BGSI and its subsidiaries formally acknowledged the Code of Business Conduct and Ethics. Compliance issues are dealt with by a committee comprised of management and overseen by the Audit Committee.
	iii. provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.	There were no material change reports filed in the 2024 financial year in this regard.
b)	Describe any steps the Board takes to ensure directors or executive officers exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.	BGSI has a conflict of interest policy contained both in its Corporate Governance Guidelines and its Code of Business Conduct and Ethics. The conflict of interest requirements under such policy require the Directors and officers of BGSI to have a paramount interest in promoting and preserving the interest of Shareholders and the best interests of BGSI and its Subsidiaries. Both the Canada Business Corporations Act and the By-Laws of BGSI provide that any situation that involves, or may reasonably be inferred to involve, a conflict between a Director’s or officer’s personal interest in a material contract or material transaction, whether made or proposed, and the interest of BGSI are required to be disclosed in writing as to the nature and extent of such Director’s or officer’s interest at the time. A Director in a conflict of interest may not vote on any resolution to approve any action by BGSI where such conflict exists, except as provided for in the Canada Business Corporations Act.
c)	Describe any other steps the Board takes to encourage and promote a culture of ethical business conduct.	Directors and management are required to periodically disclose conflicts or potential conflicts of interest and their compliance with the Code of Business Conduct and Ethics. In addition, BGSI has a Reporting and Anti-Retaliation Policy, which is available at https://www.boydgroup.com/sustainability.

Nomination of Directors
a)	Describe the process by which the Board identifies new candidates for Board nomination.

The Governance & Sustainability Committee functions as the nominating committee for BGSI. The Governance & Sustainability Committee, through direction of the Board as a whole, has implemented the process for making a formal assessment bi-annually as to the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual Directors. The needs of the business drives the diversity of skills, attributes and experience of Directors needed. The Governance & Sustainability Committee require a diverse slate of Directors to be considered and utilizes a search firm to increase diversity of candidates. The Board Composition, Diversity and Renewal Policy is available at https:// www.boydgroup.com/sustainability.

b)

Disclose whether or not the Board has a nominating committee composed entirely of independent directors. If the Board does not have a nominating committee composed entirely of independent directors, describe what steps the Board takes to encourage an objective nomination process.

The Governance & Sustainability Committee is composed entirely of independent Directors.
c)	If the Board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

The Governance & Sustainability Committee evaluates prospects and proposes new nominees to the Board. New nominees with a track record in general business, specific expertise and a strategic area of interest to BGSI or expertise in the financial marketplace, with the ability to devote the time and willingness to serve are preferred candidates. Candidates are put forth to the Board and subsequently the Shareholders for appointment. The Governance & Sustainability Committee require a diverse slate of Directors to be considered and utilizes a search firm to increase diversity of candidates. The Board Composition, Diversity and Renewal Policy is available at https:// www.boydgroup.com/sustainability.

Compensation
a)	Describe the process by which the Board determines the compensation for the issuer’s directors and officers.	See “Compensation Discussion & Analysis” in the Information Circular.
b)	Disclose whether or not the Board has a compensation committee composed entirely of independent directors. If the Board does not have a compensation committee composed entirely of independent directors, describe what steps the Board takes to ensure an objective process for determining such compensation.	The People, Culture and Compensation Committee is composed of three independent Directors.
c)	If the Board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.	See “Compensation Discussion & Analysis” in the Information Circular.
	Other Board Committees - If the Board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.	During 2021, the Board expanded the mandate and renamed the Compensation Committee the People, Culture and Compensation Committee, as well as expanding the mandate and renaming the Governance & Nominating Committee the Governance & Sustainability Committee.
	Assessments - Disclose whether or not the Board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board satisfies itself that the Board, its committees, and its individual directors are performing effectively.	A bi-annual survey is used to self-assess the Board, its committees and individual Directors. The process is managed by the Governance & Sustainability Committee who review the results and report back to the Board. Issues raised through this process are evaluated by the Governance & Sustainability Committee and the Governance & Sustainability Committee would initiate improvements as necessary. The Board of Directors also undertakes a comprehensive director peer review bi-annually, with the Chair reviewing the evaluation results with each Director.
	Director Term Limits and Other Mechanisms of Board Renewal - Disclose whether or not the issuer has adopted term limits for the directors on its board or other mechanisms of board renewal and, if so, include a description of those director term limits or other mechanisms of board renewal. If the issuer has not adopted director term limits or other mechanisms of board renewal, disclose why it has not done so.	While the Board has not adopted term limits or a formal mechanism of Board renewal, the Board has as its ultimate objective the fulfillment of the fundamental responsibility of the Board to provide stewardship and good governance for BGSI. To date the Board has experienced a turnover rate that has naturally resulted in effective Board renewal. If elected, six of the nine Board members seeking election are new to the Board since 2015, with four of the nine Board members having been added since 2020. The Board Composition, Diversity and Renewal Policy is available at https://www.boydgroup.com/sustainability.

Policies Regarding the Representation of Members of Designated Groups (ie. women, visible minorities, Indigenous peoples and persons with a disability) on the Board -

(a)Disclose whether the issuer has adopted a written policy relating to the identification and nomination of members of designated groups for directors. If the issuer has not adopted such a policy, disclose why it has not done so.

(b)If an issuer has adopted a policy referred to in (a), disclose the following in respect of the policy: (i) a short summary of its objectives and key provisions, (ii) the measures taken to ensure that the policy has been effectively implemented, (iii) annual and cumulative progress by the issuer in achieving the objectives of the policy, and (iv) whether and, if so, how the board or its nominating committee measures the effectiveness of the policy.

A written policy relating to the identification and nomination of each of the designated groups as Board members has been adopted. The emphasis in filling Board vacancies has been, and continues to be, finding the best qualified candidates given the needs and circumstances of the Board. A nominee’s diversity of gender, ethnicity, Indigenous heritage, disability, age, experience and other attributes has and will be considered favourably in the assessment of nominees. As an affirmation of its commitment to diversity, the Company aspires to maintain, a Board composition in which at least 30% of the Directors are women. The Board Composition, Diversity and Renewal Policy is available at https:// www.boydgroup.com/sustainability and is also contained within the Corporate Governance Guidelines which are available at https://www.boydgroup.com/sustainability.
Consideration of the Representation of Members of Designated Groups in the Director Identification and Selection Process Disclose whether and, if so, how the board or nominating committee considers the level of representation of members of designated groups on the board in identifying and nominating candidates for election or re-election to the board. If the issuer does not consider the level of representation of members of designated groups on the board in identifying and nominating candidates for election or re-election to the board, disclose the issuer’s reasons for not doing so.	The Board does consider the level of representation of members of each of the designated groups on the Board in identifying candidates for election to the Board. The Governance and Sustainability Committee conducts each search with a number of attributes it believes will add value to the functioning of the Board, including diversity. Three women, Sally Savoia, Violet Konkle and Christine Feuell have been put forward for election to the Board. One member of a visible minority, William Onuwa, has been put forward for election to the Board.

Consideration Given to the Representation of Members of Designated Groups in Executive Officer Appointments - Disclose whether and, if so, how the issuer considers the level of representation of members of designated groups in executive officer positions when making executive officer appointments. If the issuer does not consider the level of representation of members of designated groups in executive officer positions when making executive officer appointments, disclose the issuer’s reasons for not doing so.

BGSI does consider the level of representation of members of each of the designated groups in Executive Officer positions, however it is only one component of the attributes that are considered when searching to fill an Executive Officer position. To move the diversity agenda forward at BGSI, Executive Officers have actively engaged in opportunities to develop internal talent via mentoring and training. One of the seven executive officers as disclosed in the Annual Information Form are executive women.

None of the seven executive officers as disclosed in the Annual Information Form are visible minorities

BGSI’s Diversity Policy is available at https://www.boydgroup.com/ sustainability.

Issuer’s Targets Regarding the Representation of Members of Designated Groups on the Board and in Executive Officer Positions -

(a)For purposes of this Item, a “target” means a number or percentage, or a range of numbers or percentages, adopted by the issuer of members of designated groups on the issuer’s board or in executive officer positions of the issuer by a specific date.

(b)Disclose whether the issuer has adopted a target regarding members of designated groups on the issuer’s board. If the issuer has not adopted a target, disclose why it has not done so.

(c)Disclose whether the issuer has adopted a target regarding members of designated groups in executive officer positions of the issuer. If the issuer has not adopted a target, disclose why it has not done so.

(d)If the issuer has adopted a target referred to in either (b) or (c), disclose: (i) the target, and (ii) the annual and cumulative progress of the issuer in achieving the target.

Except for the percentage of women members of the Board of Directors, targets relating to the identification and nomination of members of designated groups as Board members and in Executive Officer positions are not in place. The emphasis in filling such vacancies has been finding the best qualified candidates given the needs and circumstances of BGSI. A nominee’s diversity of gender, ethnicity, aboriginal heritage, disability, age, experience and other attributes has and will be considered favourably in the assessment of nominees. As an affirmation of its commitment to diversity, the Company aspires to maintain, a Board composition in which at least 30% of the Directors are women. The Board Composition, Diversity and Renewal Policy and BGSI’s Diversity Policy are available at https://www.boydgroup.com/sustainability.

Number of Members of Designated Groups on the Board and in Executive Officer Positions -

(a)Disclose the number and proportion (in percentage terms) of directors on the issuer’s board who are members of designated groups.

(b)Disclose the number and proportion (in percentage terms) of executive officers of the issuer, including all major subsidiaries of the issuer, who are members of designated groups.

The number and proportion of women on the Board and in Executive Officer positions is currently 3, or 33% and 1, or 14%, respectively. The number and proportion of women proposed in this information circular as Directors is 3, or 33%.

The number and proportion of visible minorities on the Board and in Executive Officer positions is currently 1, or 11% and 0, or 0%, respectively. The number and proportion of visible minorities proposed in this information circular as Directors is 1, or 11%.

The number and proportion of aboriginal peoples on the Board and in Executive Officer positions is currently 0, or 0% and 0, or 0%, respectively. The number and proportion of aboriginal peoples proposed in this information circular as Directors is 0, or 0%.

The number and proportion of persons with disabilities on the Board and in Executive Officer positions is currently 0, or 0% and 0, or 0%, respectively. The number and proportion of persons with disabilities proposed in this information circular as Directors is 0, or 0%.

BOARD APPROVAL

The contents and the sending of this Information Circular have been approved by the Board of Directors of BGSI.

DATED at Winnipeg, Manitoba this 25th day of March, 2025.

(signed)
Per:
Timothy O’Day, Director, CEO

APPENDIX I

Board of Directors Charter

Purpose

Boyd Group Services Inc.’s (“BGSI”) Board of Directors (“Board”) oversees, directly and through its committees, the affairs of BGSI, which are conducted by its officers and employees under the direction of the Chief Executive Officer (“CEO”) and the business and affairs of its subsidiaries. The Board is to act at all times with a view to the best interests of BGSI having regard to the interests of its shareholders.

The Board shall meet regularly to review the business operations and corporate governance and financial results of BGSI.

Organization and Composition

Nominees for Directors are initially considered and recommended by the Governance & Sustainability Committee of the Board, approved by the Board and elected annually by the Shareholders of BGSI.

A majority of Directors comprising the Board must be independent within the meaning of all applicable laws, regulations, securities policies and instruments, and listing requirements to which BGSI is subject. BGSI may also include Directors drawn from senior management as the Board believes this combination leads to a constructive exchange of views in Board deliberations resulting in objective, well-balanced and informed discussion and decision making.

Directors who are not members of management will meet regularly without management present and without any Director who is not considered an unrelated and independent Director in accordance with the above provisions to discuss matters of interest independent of any influence from management. These sessions will be led by the Independent Chair of the Board of Directors.

Certain of the responsibilities of the Board referred to herein may be delegated to Committees of the Board. The responsibilities of those Committees will be as set forth in their respective Charters, as amended from time to time.

Responsibilities

Without limitation to its responsibilities under applicable laws, the Board’s responsibilities shall include:

•

The assignment to committees of Directors of the general responsibility for developing BGSI’s approach to: financial reporting and internal controls; disclosure practices; corporate governance issues and the nomination of Directors; the compensation of officers and employees; and environmental, social and governance (“ESG”)

•	To appoint a competent senior management team and to oversee the management of the business.

•	To satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity within BGSI.

•	With the assistance of the Audit Committee:
○	Ensure the integrity of BGSI’s internal control and management information systems. Ensure compliance with laws and regulations, audit and accounting principles and BGSI’s own governing documents.
○	Select, appoint, determine the remuneration of and, if necessary, replacement of the external auditors.
○	Ensure the independence of the auditors, both external and internal.
○	Identify the principal risks of BGSI’s business and ensure that appropriate systems are in place to manage these risks.
○	Review and approve significant operational and financial matters and the provision of direction to management on these matters.
•	With the assistance of the Governance & Sustainability Committee:
○	Develop a set of governance guidelines.
○	Review the composition of the Board to ensure that an appropriate number of independent Directors sit on the Board.
○

The assessment, at least annually, of the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual Directors, including consideration of the appropriate size of the Board.

○	Ensure that an appropriate selection process for new nominees to the Board is in place.
○	Ensure that an appropriate orientation and education program for new recruits to the Board is in place, including outlining the expectations and responsibilities of Directors.
○	Provide oversight with respect to BGSI’s on-going commitment to environmental, social and governance (ESG) matters.

•	With the assistance of the People, Culture and Compensation Committee:
•

Manage the selection, appointment, monitoring, evaluation and, if necessary, the replacement of the CEO and other executives, to ensure that management succession is, to the extent possible, effected in a manner so as not to be disruptive to BGSI’s operations.

•	Review and approve recommendations concerning executive compensation, share-based plans and compensation payable by BGSI for service as a Director.
•

The adoption of a strategic planning process, approval and review, on an annual basis of a strategic plan that takes into account business opportunities and business risks and monitoring performance against plan.

•	The review and approval of corporate objectives and goals applicable to senior management personnel of BGSI.
•	Establish channels for stakeholders to communicate with the Board.
•	Approval of securities compliance policies, including the disclosure policy of BGSI and review of these policies at least annually.
•	Obtain periodic reports from management on BGSI’s operations.
•	Perform such other functions as prescribed by law.

Other Advisors

The Board shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. BGSI shall provide for appropriate funding, as determined by the Board, for payment of compensation to any advisors engaged by the Board.

APPENDIX II

WHEREAS on March 12, 2025, the Board of Directors of Boyd Group Services Inc. (“BGSI”) approved the institution of the amended LTIP (the “Amended LTIP”), which has reserved for issuance a maximum of 250,000 common shares of BGSI;

AND WHEREAS, pursuant to the rules of the TSX, the Amended LTIP requires approval by the holders of common shares of BGSI, as set out in further detail in the attached Information Circular;

AND WHEREAS up to a maximum of 53,990 common shares of BGSI are issuable under the Prior Grants made on March 18, 2025 under the Amended LTIP;

RESOLVED THAT:

(1) the Amended LTIP be and is hereby approved and authorized;

(2) the Prior Grants are hereby ratified, confirmed and approved; and

(3) any director or officer of the Corporation is hereby authorized to do all such things and execute all such documents and instruments as may be necessary or desirable to give effect to the above resolution.